Exhibit 10.36

PURCHASE AGREEMENT

THIS PURCHASE AGREEMENT is made and entered into as of this 2nd day of July, 2012 (the “Effective Date”) (“Agreement”) by and between WELLS CORE REIT – FOUR PARKWAY NORTH, LLC, a Delaware limited liability company (“Purchaser”), and JBC FUNDS PARKWAY NORTH LLC, an Delaware limited liability company (“Seller”).

RECITALS:

A.         Seller currently owns fee simple title to certain real estate located in Deerfield, Illinois, legally described in Exhibit A attached hereto and made a part hereof (“Land”).

B.         Purchaser desires to purchase from Seller and Seller desires to sell to Purchaser the Project (as hereinafter defined) in accordance with the terms and conditions hereinafter set forth.

C.         The Project is part of a larger development located in Deerfield, Illinois and commonly known as the Parkway North Center (collectively, the “Development”).

D.         Upon the conveyance of the Project to Purchaser, Seller will continue to own that portion of the Development which is legally described on Exhibit A-1 attached hereto (the “Retained Property”).

In consideration of the mutual covenants and conditions hereinafter set forth, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the parties hereby agree as follows:

1.         Agreement to Purchase. Subject to the terms and conditions of this Agreement and the above recitals which are by this reference incorporated herein, Seller agrees to sell to Purchaser and Purchaser agrees to purchase from Seller all of the following described property (collectively, “Project”):

A.         The Land and all rights, privileges, easements and appurtenances to the Land owned by Seller, including, without limitation, all mineral rights, easements, rights-of-way, gas and hydrocarbons, and other appurtenances used or connected with the beneficial use or enjoyment of the Land; all right, title and interest of Seller in and to all streets, water courses or water bodies adjacent to, abutting or serving the Land; and all easement rights which benefit the Land and burden the adjoining real property owned by Seller commonly known as Three Parkway (“Three Parkway”) pursuant to the A&R Easement Agreement (as hereinafter defined).

B.         That certain building located upon the Land and containing approximately 171,524 square feet of net rentable interior floor area and identified with the common street address of 4 Parkway North, Deerfield, Illinois, all fire, security, HVAC, electric, light, plumbing, gas, sewer and water systems providing service thereto, and all other improvements, structures, elevators, fixtures, parking areas and other improvements of any kind or nature whatsoever now or hereafter located on the Land (collectively, “Building”) (the Land and Building are sometimes collectively, the “Real Property”)

C.         All equipment, apparatus, machinery, cranes, appliances, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans and other plans or studies of any kind, supplies, tools, furniture, furnishings, office equipment, fittings, appliances, shades, wall-to-wall carpet, draperies, screens and screening, art, awnings, plants, shrubbery, landscaping, lawn care and building maintenance equipment, vending machines and other fixtures and personal and tangible property, if any, owned by Seller and used or usable in connection with the operation and ownership of the Building or the Land, including those items identified on Exhibit B-1 attached hereto and made a part hereof (collectively, “Personal Property”), but specifically excluding from, and not considered part of, the Personal Property (1) any items of personal property owned by the Tenants (as hereinafter defined) or their respective vendors, (2) fifty percent (50%) of the furniture located in the cafeteria seating area of the Building and Three Parkway, and (3) equipment, furniture and systems located in the engineering room of the Building and used in connection with the management of the Development (the “Development Facilities”), which Development Facilities are listed on Exhibit C-1 attached hereto.

D.         All intangible property now or hereafter owned, controlled or held by Seller between the date hereof and the Closing (as hereinafter defined), in connection with the Building and the Personal Property, including, but not limited to: (i) all guaranties and warranties, if any, including guaranties and warranties pertaining to the Building (collectively, “Warranties”); (ii) all rights to obtain utility service in connection with the Building and the Land; and (iii) assignable licenses and other governmental permits and permissions relating to the Land, the Building, and the operation thereof (collectively, “Permits”) (all of the foregoing are collectively, “Intangible Property”).

E.         All of Seller’s right, title and interest as landlord under those certain leases (the “Leases”) identified and described on the Schedule of Leases on Exhibit C attached hereto and incorporated herein by reference, together with any amendments thereto and any guarantees thereof and security deposits thereunder.

2.         Purchase Price. Subject to prorations and credits hereinafter provided, the Purchase Price (“Purchase Price”) for the Project shall be Forty Million Nine Hundred Thousand Dollars ($40,900,000), which shall be payable and allocated as follows:

A.         Earnest Money. Prior to the Effective Date, Seller caused an “insured closing letter” to be issued to Purchaser from Chicago Title Insurance Company. Purchaser shall deliver to Near North National Title LLC (“Escrowee”) the sum of Eight Hundred Twenty Thousand Dollars ($820,000) (said money, including any and all interest accrued thereon, is collectively, the “Earnest Money”) within three (3) business days after the full execution and delivery of this Agreement. The Earnest Money shall be non-refundable to Purchaser, except as otherwise provided by this Agreement. The Earnest Money shall be held pursuant to an escrow agreement to be entered into between Seller and Purchaser with Escrowee in the form of Exhibit D attached hereto (the “Escrow Agreement”) and made a part hereof, and shall be invested for Purchaser’s benefit and all income earned thereon shall be credited against the Purchase Price, paid to Purchaser or paid to Seller, as provided in this Agreement. The Earnest Money shall be applied toward the Purchase Price at Closing (as hereinafter defined). In the event Purchaser elects to terminate this Agreement, Seller shall be entitled to retain the sum of Twenty-Five and

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No/100 Dollars ($25.00) of the Earnest Money. Seller acknowledges that the sum of $25.00 is good and adequate consideration for the termination rights granted to Purchaser hereunder.

B.         Balance. On or before 12:00 p.m. Central Time on the Closing Date (as hereinafter defined), Purchaser shall deposit with Escrowee the balance of the Purchase Price by Federal wire transfer, together with such additional funds for Purchaser’s share of closing costs and prorations as may be required pursuant to this Agreement.

3.         Closing.

A.         Subject to the terms and conditions contained in this Agreement, the consummation of the transactions herein contemplated (“Closing”) shall take place on a date (“Closing Date”) designated by Purchaser no later than June 15, 2012.

B.         The transaction herein contemplated shall be closed through an escrow with Near North National Title LLC, as agent for Chicago Title Insurance Company (“Title Company”) in Chicago, Illinois on the Closing Date, in accordance with the general provisions of the usual form of “New York Style” Deed and Money Escrow Agreement then in use by the Title Company, with such special provisions inserted in the escrow agreement as may be required to conform with this Agreement (“Escrow”). Upon the creation of the Escrow, anything herein to the contrary notwithstanding, payment of the Purchase Price and delivery of the Deed (as hereinafter defined) and other documents to be delivered pursuant to Section 6 below, shall be made through the Escrow. Seller and Purchaser (if required) shall execute gap undertakings in the form required by the Title Company in order to close by a “New York Style” closing.

4.         Documents to be Delivered by Seller Immediately. Seller hereby certifies to Purchaser that Seller has heretofore delivered to Purchaser, or otherwise made available to Purchaser for inspection, all of the following in Seller’s possession or control pertaining to the Project (collectively, the “Project Information”):

A.         Copies of any reports or studies (including engineering, soil boring and physical inspection reports) in Seller’s possession or control in respect of the physical condition or operation of the Project or recommended improvements thereto.

B.         True, correct and complete copies of the Leases.

C.         Copies of any additional materials identified on Exhibit B-6 attached hereto and made a part hereof (the “Additional Due Diligence Items”).

D.         Copies of all guaranties and warranties relating to the Building or the Intangible Property or if no such guaranties or warranties relating to the Building or the Intangible Property exist, Seller’s written certification thereof.

E.         Copies of all Service Contracts (as hereinafter defined) identified on Exhibit B-2 attached hereto and made a part hereof.

F.         Copies of all Additional Contracts (as hereinafter defined) identified on Exhibit B-3 attached hereto and made a part hereof.

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G.         Copies of all Third Party Contracts (as hereinafter defined) identified on Exhibit B-4 attached hereto and made a part hereof.

H.         Copies of all Licenses (as hereinafter defined) identified on Exhibit B-5 attached hereto and made a part hereof.

I.         Copy of Food Service Facility Lease Agreement, dated January 12, 2010 (the “Cafeteria Lease”), between JBC and Parkway North LLC d/b/a Wintergarden Café, LLC, an Illinois limited liability company (the “Cafeteria Operator”), whereby JBC leased to the Cafeteria Operator for the operation of a cafeteria at (i) certain leased premises located on the first floor of the Three Parkway Building and depicted on Exhibit A attached thereto (the “Three Parkway Cafeteria Premises”) for the operation of a cafeteria and (ii) certain leased premises located on the first floor of the building located at 9 Parkway Boulevard, Deerfield, Illinois and depicted on Exhibit A attached thereto (the “Nine Parkway Cafeteria Premises”).

5.         Title and Survey.

A.         Conditions of Title. Good and marketable fee simple title to the Real Property shall be conveyed by Seller to Purchaser or its nominee by a warranty deed (“Deed”), subject only to the Permitted Exceptions (as hereinafter defined).

B.         Title.

(i)         Title Insurance Commitment. Prior to the Effective Date, Seller delivered to Purchaser (a) a title commitment last revised on May 14, 2012 (the “Commitment”) for an Owner’s Policy of Title Insurance issued by Title Company showing title to the Project vested in Seller, (b) legible copies of all documents cited, raised as exceptions or noted in the Commitment, other than Seller’s mortgage documents which are to be satisfied and released at Closing (the “Title Documents”) and (c) a pro forma (the “Pro Forma”) of the Title Policy (as hereinafter defined).

(ii)         Title Approval. Purchaser shall have a period of three (3) business days from the Effective Date (the “Title Review Period”) in which to review the Commitment, the Title Documents, the Pro Forma and the Survey (collectively, the “Title and Survey Documents”) and deliver to Seller, at Purchaser’s election, in writing, such objections as Purchaser may have to any matters contained in the Title and Survey Documents (“Purchaser’s Objection Notice”; any of said objections listed on Purchaser’s Objection Notice are deemed the “Objectionable Exceptions”); provided, however, Purchaser shall not be required to notify Seller of its objection to, and Seller shall cause Title Company to remove any mortgage, deed of trust or financing statement relating thereto that encumbers the Project or any matter arising after the Effective Date from the acts of Seller, but excluding any exceptions which arise from contracts entered into by any of the tenants of the Building listed in Exhibit C attached hereto (collectively, the “Tenants”) or other third party to which Seller is not a party. Seller shall have two (2) business days to agree or disagree to remove prior to Closing, all such Objectionable Exceptions by written notice to Purchaser. Seller’s failure to deliver such notice to Purchaser within said two (2) business day period shall be deemed Seller’s refusal to

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remove all such Objectionable Exceptions prior to Closing. If Seller does not agree to remove any Objectionable Exceptions to which Purchaser objects within such two (2) business period, then Purchaser shall have the right (but not the obligation), at any time on or prior to the Decision Date, either (i) to accept title to the Project subject to the Objectionable Exceptions, which shall then become Permitted Exceptions, without reduction in the Purchase Price; or (ii) to cancel and terminate this Agreement by written notice to Seller and Escrow Agent and, notwithstanding anything to the contrary set forth herein, to receive a refund of the Earnest Money, including all interest accrued thereon. In the event that Purchaser elects to cancel and terminate this Agreement, the Escrow Agent shall disburse the Earnest Money and all interest accrued thereon to Purchaser immediately upon receipt of notice from Purchaser and Seller (neither party shall delay in executing a release of such Earnest Money in such event) and neither party shall have any further obligations to the other party hereunder and the parties shall be released from further liability (other than with respect to any obligations of either party which expressly survive the termination of this Agreement, pursuant to the terms hereof). If Purchaser elects not to terminate this Agreement under this Section 5.B, then Seller, upon the reasonable request of Purchaser, shall cause the Title Company to reissue from time to time the Commitment prior to Closing. Purchaser shall have the right to object to any new exceptions (the “Additional Objectionable Exceptions”) which may have a material adverse effect on Purchaser’s ownership or financeability of the Project, other than the Permitted Exceptions shown on any updated Commitment. For purposes of this Agreement, “material” includes any matter with a financial impact of in excess of Thirty-Five Thousand Dollars ($35,000). If Seller fails to cure any such Additional Objectionable Exceptions within five (5) business days after receipt of Purchaser’s notice, Purchaser shall again have the right to terminate this Agreement within five (5) business days after the expiration of Seller’s cure period, and to be refunded the Earnest Money and interest accrued thereon, as provided herein, or to waive such Additional Objectionable Exceptions. All items shown on the Commitment, or any update thereto, and conditions shown on the Survey to which Purchaser has not objected shall be deemed Permitted Exceptions. For purposes of clarification, in no event shall an exception which has been removed or which Seller has agreed (or deemed to have agreed) to remove from the Title and Survey Documents be deemed a Permitted Exception hereunder. The parties agree to amend this Agreement promptly after the initial objection and response period contemplated by this Section 5.B(ii) to attach to this Agreement, as Exhibit E, the Permitted Exceptions determined pursuant to this Section 5.B(ii).

C.         Title Policy. On the Closing Date, Seller shall cause Title Company to issue to Purchaser an ALTA 2006 Owner’s Policy of Title Insurance, or irrevocable commitment to issue same, covering the Project in the amount of the Purchase Price, showing fee simple title vested in Purchaser, with extended coverage over all general exceptions, subject only to (a) general taxes not yet due or payable, (b) any matters listed on Exhibit E attached (or to be attached) hereto and incorporated herein, (c) rights of Tenants under the Leases, (d) the A&R Easement Agreement, (e) the Relocation Agreement (as hereinafter defined), (f) the Master Lease (as hereinafter defined), (g) the Sublease (as hereinafter defined), (g) the Parking Agreement (as hereinafter defined), (h) matters created by, through or under Purchaser and (i) the standard printed exceptions (collectively, “Permitted Exceptions”) (“Title Policy”). Purchaser may satisfy itself during the Title Review Period that it will be able to obtain from the

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Title Company the following endorsements to the Title Policy at Closing: (i) an ALTA 3.1 zoning endorsement with parking, (ii) an access endorsement, (iii) a subdivision endorsement, (iv) a utility facility endorsement, (v) a restrictions endorsement insuring over the recorded covenants, conditions or restrictions of record, (vi) an endorsement insuring that the real estate tax bills relating to the Real Property do not include real estate taxes pertaining to any other real estate, (vii) a contiguity endorsement, if applicable, and (viii) encroachment endorsements, if applicable (collectively, the “Requested Endorsements”).

D.        Survey. Prior to the Effective Date, Seller delivered to Purchaser an updated survey of the Project, dated April 15, 2012 as project no. 12.0070 and last revised on May 16, 2012, prepared by Compass Land Surveying Ltd. and certified to have been prepared in accordance with the 2011 ALTA Land Survey Standards for urban properties (and containing Table A, Nos. 1, 3, 4, 6, 7(a), 7(b)(1), 7(c), 8, 9, 11(a), 14 and 16 for the benefit of Purchaser, Purchaser’s lender as identified by Purchaser, if any, and the Title Company (“Survey”). Without limitation of the foregoing, the Survey shall state the legal description of the Land, the square footage of the Land and Building, the number and location of all legal parking spaces on the Land, and shall further state whether the Land is located in an area designated by an agency of the United States as being subject to flood hazards or flood risks. Any additional Table A items shall be at Purchaser’s sole expense.

6.         Documents to be Delivered by Seller at Closing.

A.        Seller’s Closing Documents. Seller shall deliver to Escrowee, pursuant to the Escrow, on or before 12:00 Noon Central Time on the Closing Date, the following documents, all of which shall be subject to Purchaser’s prior review and approval as to form, scope and substance, the delivery of all of which shall be a specific condition to Closing:

(i)           The Deed;

(ii)          The CF Lease Amendment (as hereinafter defined), signed by CF and Seller;

(iii)         The Lundbeck Lease Amendment (as hereinafter defined), signed by Lundbeck and Seller;

(iv)         The Amgen Lease Amendment (as hereinafter defined), signed by Amgen and Seller;

(v)          The Randstad Lease Amendment (as hereinafter defined), signed by Randstad and Seller;

(vi)         Bifurcation Agreement and First Amendment to Food Service Facility Lease Agreement, whereby Seller’s lease of the Three Parkway Cafeteria Premises and the Nine Parkway Cafeteria Premises to the Cafeteria Operator are bifurcated into two leases, signed by the Cafeteria Operator and Seller;

(vii)        The Title Policy;

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(viii)       A bill of sale executed by Seller in the form of Exhibit J attached hereto and made a part hereof, whereby the Personal Property is transferred from Seller to Purchaser;

(ix)        A non-foreign certificate in accordance with the provisions of Section 19 hereof;

(x)         All of the Tenants’ insurance certificates as required under the Leases;

(xi)        A certificate from Seller stating that the representations and warranties set forth in Section 8 are true and correct as of the date of Closing in the form of Exhibit G attached hereto and made a part hereof;

(xii)       A certificate of Seller certifying to Purchaser that a copy of the Leases was delivered to Purchaser as of the Closing Date, in the form of Exhibit H attached hereto and made a part hereof;

(xiii)       An ALTA statement;

(xiv)      A personal “GAP” undertaking of Seller;

(xv)       A change in ownership letter executed by Seller addressed to Tenants under the Leases in the form of Exhibit I attached hereto and made a part hereof;

(xvi)      Such proof of Seller’s authority and authorization to enter into this Agreement and perform Seller’s obligations under this Agreement as may be reasonably required by Title Company;

(xvii)     That certain Letter of Credit (the “Letter of Credit”) issued by Bank of America, N.A. dated March 13, 2009 in the face amount of Eighty Thousand Dollars ($80,000.00) showing Seller as the beneficiary issued as security for the obligations of Lundbeck, Inc., an Illinois corporation (“Lundbeck”) under the Lundbeck Lease (as hereinafter defined), together with such documents as may be required by the issuer to cause the issuer to re-issue the Letter of Credit to Purchaser, as beneficiary, after Closing. Purchaser will not receive a credit against the Purchase Price for such Letter of Credit. Purchaser will be responsible for having any such documents lodged with and accepted by the issuer after Closing. Seller will be responsible for paying the issuer any transfer fee charged in connection with the transfer of such Letter of Credit;

(xviii)   The Property Management Agreement (as hereinafter defined), signed by the Property Manager if required pursuant to Section 7.H. hereof or evidence of termination of Seller’s existing property management agreement; and

(xix)      Such other documents as Purchaser may reasonably request to enable Purchaser to consummate the transaction contemplated by this Agreement, provided none of said additional documents impose any cost or obligation upon Seller not otherwise specifically imposed upon Seller pursuant to the terms of this Agreement.

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B.         Purchaser’s Closing Documents. Purchaser shall deliver to Escrowee pursuant to the Escrow, on or before 12:00 Noon Central Time on the Closing Date, the following monies and documents, the delivery of all of which shall constitute a specific condition to Closing.

(i)          The balance of the Purchase Price, plus or minus prorations, plus Purchaser’s share of Closing costs pursuant to the terms of this Agreement;

(ii)          Proof of Purchaser’s authority and authorization to enter into this Agreement and perform Purchaser’s obligations under this Agreement as may be reasonably required by Title Company;

(iii)         An original executed counterpart of the Property Management Agreement; and

(iv)        Such other documents as Seller may reasonably request to enable Seller to consummate the transaction contemplated by this Agreement, provided none of said additional documents impose any cost or obligation upon Purchaser not otherwise specifically imposed upon Purchaser pursuant to the terms of this Agreement.

C.         Joint Closing Documents. Each of Seller and Purchaser shall deliver to Escrowee, pursuant to the Escrow, and the parties hereby covenant and agree to deliver to Escrowee on or before the Closing Date, the mutual delivery of which shall be a specific condition to Closing:

(i)         An assignment of the Leases in the form of Exhibit F attached hereto and made a part hereof (“Assignment and Assumption of Leases”), executed by Purchaser and Seller;

(ii)        An assignment of Intangible Property, in the form of Exhibit K attached hereto and made a part hereof (“Assignment of Intangible Property”), executed by Purchaser and Seller;

(iii)       The A&R Easement Agreement, executed and notarized by Purchaser, Seller and Seller’s mortgagee;

(iv)       The Relocation Agreement, executed and notarized by Purchaser, Seller and Seller’s mortgagee;

(v)        The Parking Agreement, executed by Purchaser and Seller;

(vi)       The Master Lease, executed by Purchaser, Seller and Seller’s mortgagee;

(vii)      The Sublease, executed by Purchaser, Seller and Seller’s mortgagee;

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(viii)     The Master Lease SNDA (as hereinafter defined), executed by Purchaser, Seller and Seller’s mortgagee;

(ix)       Three (3) copies of the Closing Statement, prepared in strict accordance with Section 10 hereof;

(x)        To the extent required, State, County and Municipal transfer tax declarations; and

(xi)       A joint direction to Escrowee to deposit the Earnest Money into the Escrow.

7.          Inspection.

A.         Purchaser acknowledges that, as of the Effective Date, (i) Purchaser has completed its physical due diligence of the Project and hereby approves and accepts the physical condition of the Project, (ii) therefore, Purchaser has no right to terminate this Agreement on the basis of any physical or other condition of the Property, whether or not Purchaser conducts further due diligence and/or inspections pursuant to this Section 7.A. Notwithstanding the foregoing, from the Effective Date until the Closing, Purchaser, its agents and representatives shall be entitled to conduct an inspection (herein referred to as “Basic Project Inspection”), which will include, but shall not be limited to, the rights to: (i) enter upon the Real Property to perform inspections and tests of the Project, including, but not limited to, inspection, evaluation and testing of the heating, ventilation and air-conditioning systems and all components thereof, the roof of the Building, the parking lots, all structural and mechanical systems within the Building, including, but not limited to, sprinkler systems, power lines and panels, air lines and compressors, automatic doors, tanks, pumps and plumbing, and all equipment and vehicles, and Purchaser acknowledges that Seller and/or Tenants shall have the right, but not the obligation, to be present at the Project during such inspections and tests; (ii) examine and copy the Leases, and the Contracts; (iii) make investigations with regard to zoning, environmental, building, code and other legal requirements including, but not limited to, an environmental “Assessment” as specified in Section 7.B below including (but not limited to) an analysis of the presence of any asbestos, chlordane, formaldehyde or other Hazardous Material (as hereinafter defined) in, under or upon the Project; (iv) make or obtain market studies and real estate tax analyses; (v) interview the Tenants at the Project with respect to their current and prospective occupancy at the Project and Purchaser acknowledges that Seller shall have the right, but not the obligation, to be present during any interviews with the Tenants; and (vi) analyze the financial feasibility of ownership of the Project. Prior to being granted access to the Project, Purchaser shall deliver a certificate of insurance to Seller evidencing at least One Million and No/100 Dollars ($1,000,000.00) coverage for liability and property damage and naming Seller as an additional insureds thereunder. In the event this Agreement terminates for any reason other than a Seller default, upon receipt by Purchaser of payment for the reasonable costs of the following, Purchaser shall also deliver to Seller, within a reasonable period of time after termination, all third party reports, materials and data that such third parties discover, obtain or generate in connection with or resulting from Purchaser’s Basic Project Investigation and/or Assessment of the Project.

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B.         From the Effective Date until the Closing, Purchaser or Purchaser’s agent(s) shall have the right to employ one or more environmental consultants or other professional(s) to perform or complete a so-called “Phase I” and/or “Phase II” environmental inspection and assessment (herein referred to as the “Assessment”) of the Project, and Seller acknowledges and consents to such Assessment; provided, however, without first obtaining Seller’s prior written consent, Purchaser shall only conduct a visual inspection, with no right to conduct any physical testing, boring, sampling or removal (collectively, “Physical Testing”) of any portion of the Project. If Purchaser wishes to conduct any Physical Testing of the Project, Purchaser shall submit a work plan to Seller for Seller’s prior written approval, which work plan Seller may modify, limit or disapprove in its reasonable discretion, not to be unreasonably withheld, delayed or conditioned. Purchaser and its consultants shall have the right to undertake or complete a technical review of all documentation, reports, plans, studies and information in possession or control of Seller concerning or in any way related to the environmental condition of the Project. In order to facilitate the Assessment and technical review, Seller shall extend its full cooperation (but without third party expense to Seller) to Purchaser and its environmental consultants, including, without limitation, fully and completely answering all questions. The Assessment shall evaluate the present and past uses of the Project, and the presence on, in or under the Land (and on, in or under land sufficiently proximate to the Project) of any Hazardous Materials.

C.         Purchaser hereby covenants and agrees that it shall cause all studies, investigations and inspections (including, but not limited to, the Assessment), performed at the Project pursuant to this Section 7 to be performed in a manner that does not unreasonably disturb or disrupt the tenancies or business operations of Tenants. In the event that, as a result of Purchaser’s exercise of its rights under Sections 7.A and 7.B, any damage occurs to the Project, then Purchaser shall promptly repair such damage, at Purchaser’s sole cost and expense, so as to return the Project to substantially the same condition. Purchaser hereby indemnifies, protects, defends and holds Seller harmless from and against any and all losses, damages, causes of action, judgments, damages, costs and expenses that Seller suffers or incurs as a direct result of any damage to property or injury to persons caused at, to, in, or at the Project during the course of, or as a result of, any of the studies, investigations and inspections (including, but not limited to, the Assessment), that Purchaser elects to perform (or cause to be performed) pursuant to this Section 7 (excluding any damage arising out of the mere discovery of existing or in-place hazardous or toxic substances on or under the Project).

D.         At Closing, the parties shall (i) enter into that certain Amended and Restated Easement Agreement (the “A&R Easement Agreement”) in all material respects in the form attached hereto as Exhibit N, whereby the parties amend and restate the Easement Agreement and (ii) cause the Title Company to record the A&R Easement Agreement with the Lake County, Illinois Recorder.

E.         At Closing, the parties shall (i) enter into that certain Tenant Relocation Agreement (the “Relocation Agreement”) in all material respects in the form attached hereto as Exhibit O, and (ii) cause the Title Company to record the Relocation Agreement with the Lake County, Illinois Recorder.

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F.         At Closing, the parties shall execute and deliver a Master Parking License Agreement (the “Parking Agreement”) in all material respects in the form attached hereto as Exhibit P.

G.         Seller shall work in good faith to obtain (i) the consent of Seller’s existing mortgagee on all of the properties impacted thereby to the A&R Easement Agreement, the Relocation Agreement, the Master Lease (as hereinafter defined) and the Sublease (as hereinafter defined) (collectively, the “Additional Agreements”) at or before Closing, (ii) a subordination, nondisturbance and attornment agreement acceptable to Seller’s existing mortgagee for Three Parkway and Purchaser relating to the Master Lease (the “Master Lease SNDA”), and (iii) a subordination of such existing mortgagee’s mortgage to the A&R Easement Agreement. If, despite such good faith efforts, Seller is unable to obtain such consent, Master Lease SNDA and subordination from Seller’s existing mortgagee, Seller or Purchaser may, prior to the Closing, provide written notice to the other party that it is terminating this Agreement in connection therewith. Upon such termination, the Escrowee shall disburse the Earnest Money and all interest accrued thereon to Purchaser immediately upon receipt of notice from Purchaser and Seller (neither party shall delay in executing a release of such Earnest Money in such event) and neither party shall have any further obligations to the other party hereunder and the parties shall be released from further liability (other than with respect to any obligations of either party which expressly survive the termination of this Agreement, pursuant to the terms hereof). In the event this Agreement is terminated as a result of Seller’s existing mortgagee refusing to provide its consent to one or more of the Additional Agreements, reasonably approve and execute a Master Lease SNDA, or subordinate its mortgage to the A&R Easement Agreement, Seller shall reimburse Purchaser for its actual out-of-pocket costs incurred in connection with the transaction contemplated hereby not to exceed One Hundred Thousand and No/100 Dollars ($100,000.00).

H.         In connection with Purchaser’s acquisition of the Project, Purchaser has agreed to consider entering into a property management agreement with Seller’s affiliate, Buck Management Group LLC, an Illinois limited liability company (the “Property Manager”), whereby, among other things, the Property Manager would manage the Project on Purchaser’s behalf. If Purchaser and the Property Manager reach an understanding on the basic business terms of such a property management agreement, reasonably promptly thereafter, Purchaser will provide a proposed draft of the same to Seller, and Seller, Purchaser and the Property Manager shall work in good faith to finalize such property management agreement prior to the Closing. If, despite such good faith efforts, the parties are unable to reach an agreement regarding the form of such property management agreement, Seller or Purchaser may, at or before the Closing, notify the other party that it is terminating negotiations regarding such property management agreement, whereupon the execution of a property management agreement shall no longer be a closing condition. If Seller, Purchaser and the Property Manager agree to a form of a property management agreement in accordance with this Section 7.H, such form is hereinafter referred to as the “Property Management Agreement”.

I.         Reference is made to Exhibit B-2 hereof, which lists each of the service contracts entered into by Seller in connection with the operation of the Project, which service contracts are comprised of: (a) contracts regarding services provided solely to the Project (collectively, the “Project Service Contracts”), (b) contracts regarding services provided to the Project, that portion of the Development commonly known as Ten Parkway (“Ten Parkway”)

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and the Retained Property (collectively, the “Shared Service Contracts”), and (c) contracts regarding services provided to the common areas of the Development, as well as the Project, Ten Parkway and the Retained Property (collectively, the “Hybrid Service Contracts,” together with the Project Service Contracts and the Shared Service Contracts, the “Service Contracts”). Purchaser desires to enter into new contracts with each of the vendors (each, a “Vendor”) under the Service Contracts, which (i) are limited to services provided to the Project, (ii) are entered into between each respective Vendor and Purchaser and (iii) otherwise reflect substantially the same terms as the existing Service Contracts (collectively, the “Four Parkway Service Contracts”). In connection therewith, (x) Seller agrees to execute and send to each Vendor at Closing a thirty (30) day notice of termination of the Service Contracts with such Vendor solely with respect to the Project, and (y) during the thirty (30) day period following Closing, Seller shall use commercially reasonable efforts to cause each Vendor to enter into a Four Parkway Service Contact. Seller shall remain the obligor with respect to the Project under each Service Contract while such Service Contract remains in effect, but in no event more than thirty (30) days after the Closing. In connection therewith, Purchaser agrees to reimburse Seller for that portion of the cost of services under any such Service Contract which are provided on or after the Closing Date and allocable to the Project, as reasonably determined by Seller, which cost shall be paid by Purchaser within thirty (30) days after its receipt of an invoice therefore, together with written evidence of such allocation. The provisions of this Section 7.I shall survive Closing.

J.         Reference is made to that certain Lease dated May 17, 2006, as amended (the “CF Lease”), between Seller (as successor in interest to Carr Office Park, LLC) and CF Industries Holdings, Inc. (“CF”), whereby, among other things, Seller leased to CF certain leased premises in the Building commonly known as Suites 100, 400 and 500. On or before the Closing Date, Seller shall cause a Fourth Amendment to the CF Lease in all material respects in the form attached hereto as Exhibit Q (the “CF Lease Amendment”) to be fully executed and delivered to Purchaser.

K.         Reference is made to that certain Lease dated as of October 24, 2002, as amended (the “Lundbeck Lease”), between Seller (as successor in interest to Carr Office Park, LLC) and Lundbeck, whereby, among other things, Seller leased to Lundbeck certain leased premises in the Building commonly known as Suites 200, 300 and 350. On or before the Closing Date, Seller shall cause an Eighth Amendment to the Lundbeck Lease in all material respects in the form attached hereto as Exhibit R (the “Lundbeck Lease Amendment”) to be fully executed and delivered to Purchaser.

L.         Reference is made to that certain Lease dated as of June 5, 2000, as amended (the “Amgen Lease”), between Seller (as successor in interest to Carr Office Park, LLC) and Amgen U.S.A., Inc. (“Amgen”), whereby, among other things, Seller leased to Amgen certain leased premises in the Building commonly known as Suite 101. On or before the Closing Date, Seller shall cause Second Amendment to the Amgen Lease in all material respects in the form attached hereto as Exhibit V (the “Amgen Lease Amendment”) to be fully executed and delivered to Purchaser.

M.         Reference is made to that certain Lease dated as of October 27, 2000, as amended (the “Randstad Lease”), between Seller (as successor in interest to Carr Office Park, LLC) and Randstad, whereby, among other things, Seller leased to Randstad certain leased

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premises in the Building commonly known as Suites 110, 120 and 130. On or before the Closing Date, Seller shall cause a Fifth Amendment to the Randstad Lease in all material respects in the form attached hereto as Exhibit W (the “ Randstad Lease Amendment”) to be fully executed and delivered to Purchaser.

N.         At Closing, the parties shall enter into that certain Master Lease (the “Master Lease”) in all material respects in the form attached hereto as Exhibit S.

O.         At Closing, the parties shall enter into that certain Sublease Lease (the “Sublease”) in all material respects in the form attached hereto as Exhibit T.

8.         Representations and Warranties of Seller and Purchaser; Purchaser’s Waiver of Claims.

A. Seller’s Representations and Warranties. In order to induce Purchaser to enter into this Agreement, Seller hereby represents and warrants to Purchaser as follows, and all of the foregoing and following representations and warranties shall be true and correct as of the Closing Date (and the truth and accuracy of which shall constitute a condition to the disbursement of the Purchase Price in accordance with the terms of the Escrow and this Agreement):

(i)       Seller is not a party to any contract, agreement or commitment to sell, convey, assign, transfer, provide rights of first refusal or other similar rights (other than as set forth in the Leases) or otherwise dispose of any portion or portions of the Project. Neither Seller nor any person or entity claiming by, through or under Seller has or will have, at any time or times prior to the Closing, done or suffered anything whereby any lien, encumbrance, claim or right of others has been or will be created on or against the Project or any part thereof or interest therein, except for the Permitted Exceptions.

(ii)      As of Closing, except as created by this Agreement, there will be no obligations or liabilities of any kind or nature whatsoever, actual or contingent, including, but not limited to, any tax liabilities, contract liabilities or tort liabilities for which or to which Purchaser or the Project will be liable or subject, except for non-delinquent obligations and liabilities accrued and thereafter accruing under the Permitted Exceptions.

(iii)     This Agreement has been duly authorized and executed on behalf of Seller and constitutes a valid and binding agreement, enforceable in accordance with its terms. Other than the agreement of Seller’s existing mortgagee to provide the consents and subordination required by Section 7.G above and a release of the Project from the lien of its mortgage, Seller has obtained all consents, releases and permissions related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation to which Seller is a party or by which Seller is bound.

(iv)     Other than the Service Contracts and the additional contracts referenced in Exhibit B-3 attached hereto (collectively, the “Additional Contracts”, together with the Service Contracts, the “Contracts”), Seller is not a party to any written

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or oral contracts for service, maintenance, operating, repair, storage, collective bargaining, employment, employee benefit, management, leasing, brokerage, supply, purchase, consulting, professional service, advertising, promotion, public relations or construction (excluding the Leases) which will be binding upon Purchaser or the Project after the Closing.

(v)         To Seller’s knowledge, other than the contracts referenced in Exhibit B-4 attached hereto (the “Third Party Contracts”), there are no written or oral contracts to which Seller is not a party for service, maintenance, operating, repair, storage, collective bargaining, employment, employee benefit, management, leasing, brokerage, supply, purchase, consulting, professional service, advertising, promotion, public relations or construction (excluding the Leases) which (x) will be binding upon Purchaser or the Project after the Closing or (y) could result in a lien claim being recorded against the Project.

(vi)        Seller has delivered to Purchaser complete and accurate copies of all Contracts. All such Contracts are in full force and effect in accordance with their respective provisions, Seller or the “Owner” thereunder is current on all payments thereunder and, to the best of Seller’s knowledge, there is no default, or claim of default on the part of any party the Contracts.

(vii)       To Seller’s knowledge, the only entitlement documents which will be binding upon Purchaser or the Project after the Closing are the entitlement documents contained in Seller’s leasing and property management files for the Project which have been made available to Purchaser for inspection.

(viii)      Seller has not received written notice of any litigation pending or to the best of knowledge of Seller, threatened, affecting the Project or against Seller relating to the Project, including, without limitation, proceedings for or involving collections, condemnation, eminent domain, alleged building code or environmental or zoning violations, or personal injuries or property damage alleged to have occurred on the Project of by reason of the condition, use of, or operations on, the Project.

(ix)         Seller has not received written notice from any municipal, state, federal or other governmental authority of zoning, building, fire, water, use, health, environmental or other statute, ordinance, code or regulatory violations issued in respect of the Project which have not been heretofore corrected.

(x)         There is no Intangible Property owned by Seller in connection with the Project, other than the Intangible Property included in the Additional Due Diligence Items.

(xi)        There are no leases or other rights of occupancy or use for all or any portion of the Project other than the Leases. Seller has delivered to Purchaser true and complete copies of all of the Leases, including all guaranties thereof and amendments thereto and modifications thereof. The information listed on Exhibit C is true and correct. Except as otherwise set forth in the Schedule of Leases attached hereto as

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Exhibit C: (a) the Leases are in effect and the term of the same and the obligation to pay rent thereunder has commenced, the Tenants thereunder are in full possession thereof and all Tenants improvements required under the provisions thereof to be constructed by the landlord are completed; (b) the Tenants have not prepaid any rent or other charges; (c) the Leases are free from default by the landlord; (d) to the best knowledge of Seller, the Tenants are not in existing or uncured default under the Leases; (e) all brokerage commissions with respect to the Leases have been paid in full; (f) no security deposit has been applied toward the payment of any rent or other charge under the Leases; and (g) other than the remaining balance, if any, of the Lundbeck Allowance (as hereinafter defined) for which Purchaser receives a credit at Closing and as otherwise set forth in the Leases, no Tenant is entitled to any concession, allowance or abatement in connection with such Tenant’s tenancy.

(xii)     To Seller’s knowledge, (x) the Project Information and (y) Seller’s leasing and property management files for the Project which have been made available to Purchaser for inspection contain all of the documents that Seller reasonably considers material to its operation of the Project.

(xiii)     To Seller’s knowledge, Seller has delivered to Purchaser true and complete copies of all licenses issued by any governmental authority and relating to the Seller’s (and not any Tenant’s) operation, ownership and maintenance of the Project or any part thereof including elevator permits, and machinery permits (collectively, the “Licenses”), which Licenses are listed on Exhibit B-5 attached hereto. Neither Seller nor any of its agents or employees has received written notice from any governmental authority (a) of any intention on the part of the issuing authority to cancel, suspend or modify any of the Licenses or to take any action or institute any proceedings to effect such a cancellation, suspension or modification, or (b) that Seller fails to hold any license, authorization, approval or permit required by any governmental for the use and operation of the Project by Seller as the same is presently used and operated.

(xiv)     There are no employment, collective bargaining, or similar agreements or arrangements between Seller and any of its employees or others which will be binding on Purchaser or the Project. For purposes of clarification, Seller represents that certain of Seller’s vendors provided engineering, janitorial and security services are parties to collective bargaining agreements with their respective employees, but such agreements will not be binding on Purchaser or the Project.

B.         Purchaser’s Representations and Warranties. As a material inducement to Seller to execute this Agreement, Purchaser agrees, represents and warrants that, except for the representations and warranties of Seller contained in Section 8.A hereof or in the documents conveying the Project:

(i)         The Project will be purchased by Purchaser in its “as is” condition and, upon the Closing, Seller shall automatically be released by Purchaser of any responsibility or liability for the physical condition and environmental condition of the Project (whenever such condition may have arisen, whether prior to, on or after the Closing Date).

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(ii)          Purchaser will have decided to purchase the Project solely on the basis of its own independent investigation.

(iii)         Effective as of the Closing Date, Purchaser releases and forever discharges Seller and the Seller Related Parties from Claims (as such terms are hereinafter defined). Purchaser hereby acknowledges and agrees that Seller has not made, does not make, and has not authorized anyone else to make any representation and warranty as to the past, present or future physical condition, environmental condition, value, financing status and prospects, or any other matter or thing pertaining to the Project, except as expressly set forth herein. SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED OR ARISING BY OPERATION OF LAW, INCLUDING, WITHOUT LIMITATION, ANY WARRANTY OF CONDITION, HABITABILITY, MERCHANTABILITY, OR FITNESS FOR A PARTICULAR PURPOSE IN CONNECTION WITH THE PROJECT, EXCEPT (IF SUCH BE THE CASE) AS EXPRESSLY SET FORTH HEREIN.

C.         Purchaser’s Waiver of Claims. Without limiting the above, and subject to the representations and warranties of Seller contained in Section 8.A hereof, Purchaser on behalf of itself and its successors and assigns waives its right to recover from, and forever releases and discharges, Seller and its direct and indirect partners, shareholders, members, managers, directors, officers, employees and agents and representatives of each of them, and their respective heirs, successors, personal representatives and assigns (collectively, the “Seller Related Parties”), from any and all demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses whatsoever (including, without limitation, court costs and attorneys’ fees and disbursements), whether direct or indirect, known or unknown, foreseen or unforeseen, that may arise on account of the physical condition of the Project including, without limitation, all structural and seismic elements, all mechanical, electrical, plumbing, sewage, heating, ventilating, air conditioning and other systems, the environmental condition of the Project, and the presence of Hazardous Materials on, under or about the Project (collectively, “Claims”). Notwithstanding the foregoing, demands, claims, legal or administrative proceedings, losses, liabilities, damages, penalties, fines, liens, judgments, costs or expenses relating to the representations and warranties of Seller contained in Section 8.A hereof are specifically not included in the definition of “Claims” and are not subject to the prohibitions of this Section 8.C. Subject to the Survival Period, the provisions of this Section 8.C shall survive the Closing.

9.         Conditions Precedent to Closing.

A.         In addition to any conditions provided in other provisions of this Agreement, Purchaser’s obligation to purchase the Project is and shall be conditioned on the following:

(i)         The due performance by Seller, in every material respect, of each and every covenant, undertaking and agreement to be performed by it hereunder and the truth, in every material respect, of each representation and warranty made in this Agreement by Seller at the time as of which the same is made and as of the Closing as if made on and as of the Closing.

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(ii)       That at no time prior to the Closing shall any of the following have been done by or against or with respect to Seller and/or Tenants: (a) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (b) the appointment of a trustee or receiver of any property interest; or (c) an assignment for the benefit of creditors.

(iii)      The existence of no exceptions to title or title defects which (x) are not Permitted Exceptions and (y) would have a material adverse effect on Purchaser’s ownership or Purchaser’s ability to finance the Project.

(iv)      That between the date of the execution of this Agreement and the Closing, Seller shall: (a) not, without first obtaining the written consent of Purchaser, enter into any contracts, agreements or leases pertaining to the Project; (b) not amend, waive any rights under, modify or terminate the Leases; (c) not convey any Intangible Property or remove from the Project any of the Personal Property; and (d) maintain and not cancel or permit cancellation of any hazard or liability insurance carried with respect to the Project or its operation.

(v)       The physical condition of the Project shall be the same on the Closing Date as on the Effective Date, reasonable wear and tear excepted.

(vi)      The execution and delivery of the A&R Easement Agreement in all material respects in the form approved by Seller, Seller’s mortgagee and Purchaser in accordance with Section 7.D hereof.

(vii)     The Title Company is prepared to issue the Title Policy.

(viii)    There have been no material adverse changes in the financial condition of CF or Lundbeck between the Effective Date and the Closing.

(ix)     Seller request from each Tenant of the Building an estoppel certificate in all material respects in the form attached hereto as Exhibit L (each, a “Tenant Estoppel Certificate”) dated no more than thirty (30) days prior to the Closing Date and, at a minimum, shall deliver to Purchaser such estoppel certificates from CF and Lundbeck disclosing no matters having a material adverse impact on the Project.

(x)      Seller shall deliver to Purchaser an estoppel certificate from the Parkway North Owners’ Association, an Illinois not-for-profit corporation, in all material respects in the form attached hereto as Exhibit U (the “Association Estoppel Certificate”), disclosing no matters having a material adverse impact on the Project.

B. In addition to any conditions provided in other provisions of this Agreement, Seller’s obligation to sell the Project to Purchaser is and shall be conditioned on the following:

(i)       The due performance by Purchaser, in every material respect, of each and every covenant, undertaking and agreement to be performed by it hereunder and

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the truth, in every material respect, of each representation and warranty made in this Agreement by Purchaser at the time as of which the same is made and as of the Closing as if made on and as of the Closing.

(ii)      That at no time prior to the Closing shall any of the following have been done by or against or with respect to Purchaser: (a) the commencement of a case under Title 11 of the U.S. Code, as now constituted or hereafter amended, or under any other applicable federal or state bankruptcy law or other similar law; (b) the appointment of a trustee or receiver of any property interest; or (c) an assignment for the benefit of creditors.

(iii)     The execution and delivery of the A&R Easement Agreement, the Relocation Agreement, the Master Lease and the Sublease in all material respects in the form approved by Seller, Seller’s mortgagee and Purchaser in accordance with Section 7.D hereof.

C.         Either party may at any time or times, at its election, waive any of the conditions to its obligations hereunder, but any such waiver shall be effective only if contained in a writing signed by such party. No such waiver shall reduce the rights or remedies of a party by reason of any breach by the other party (but if a condition is waived, the party waiving the same may not rescind this Agreement on the basis of the failure of such waived condition). In the event that for any reason any item required to be delivered to a party by the other party hereunder shall not be delivered when required, then such other party shall nevertheless remain obligated to deliver the same to the first party, and nothing (including, but not limited to, the closing of the transaction hereunder) shall be deemed a waiver by the first party of any such requirement. If any of the aforesaid conditions is not fulfilled (or waived in writing) pursuant to the terms of this Agreement, then the party in whose favor such condition exists may terminate this Agreement and (i) provided the failure of such condition is not due to a default by the non-terminating party under this Agreement, upon such termination, Seller and Purchaser shall be released from further obligation or liability hereunder (except for those obligations and liabilities which expressly survive such termination), and (ii) provided that such termination is not due to Purchaser’s default hereunder, the Earnest Money shall be paid to Purchaser and this Agreement shall be null and void.

10.         Covenants of Seller. Effective as of the execution of this Agreement, Seller hereby covenants with Purchaser as follows:

A.         New Leases. Seller shall neither amend, modify waive rights under, grant consents under, or terminate the Leases nor execute any new lease, license, or other agreement pertaining to the Project, without Purchaser’s prior written approval, which approval shall be in Purchaser’s sole and absolute discretion.

B.         New Contracts. Seller shall not enter into any contract with respect to the ownership and operation of the Project that will survive the Closing, or that would otherwise affect the use, operation or enjoyment of the Project, without Purchaser’s prior written consent (which consent will not be unreasonably withheld, conditioned or delayed), except for service

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contracts entered into in the ordinary course of business which are terminable without penalty on or before the Closing Date.

C.         Operation of the Project. Seller will continue to operate and maintain the Project in accordance with present standards. Seller shall perform, when due, all of Seller’s obligations under the Leases. Seller shall deliver the Project at Closing in substantially the same condition as it is on the Contract Date, reasonable wear and tear excepted. None of the Personal Property or fixtures owned by Seller shall be removed from the Project, unless replaced by personal property or fixtures of equal or greater utility or value. Subject to Section 10.B hereof, Seller will not further encumber or grant any material interest in the Project.

D.         Change In Conditions. Seller shall promptly notify Purchaser of any change in any condition with respect to the Project or of the occurrence of any event or circumstance that makes any representation or warranty of Seller to Purchaser under this Agreement untrue or misleading in any material respect, it being understood that Seller’s obligation to provide such notice to Purchaser shall in no way relieve Seller of any liability for a breach by Seller of any of its representations, warranties or covenants under this Agreement.

E.         Subordination, Non-Disturbance and Attornment Agreements. Prior to Closing, Seller shall use commercially reasonable efforts to obtain and deliver to Purchaser fully completed subordination, non-disturbance and attornment agreements with respect to each of the Leases in all material respects in the form reasonably acceptable to Purchaser’s lender (herein referred to as the “SNDA”), duly executed by the Tenant thereunder. Seller will not incur any liability if it fails to obtain an SNDA from any Tenant.

F.         Security for Seller Liability. At Closing, Seller and Purchaser shall enter into, and cause the Escrowee to enter into, a joint order escrow agreement in all material respects in the form of Exhibit X attached hereto (the “Holdback Escrow Agreement”), whereby, among other things, (i) $1,500,000 of Seller’s net proceeds from the sale of the Project (the “Holdback Escrow Funds”) shall be escrowed with the Escrowee, which funds shall remain available to pay (x) any judgment entered in favor of Purchaser and against Seller in connection with this Agreement or (y) any Lundbeck Damages (as defined in the Relocation Agreement) incurred by Purchaser and (ii) if Purchaser draws on the Holdback Escrow Funds, Seller shall promptly replenish such funds, provided that such replenishments shall not, in the aggregate, exceed $1,500,000. Subject to the last sentence of the first paragraph of this Section 10.F, if Purchaser does not notify Seller of a Claim during the Survival Period or file a lawsuit regarding such Claim prior to the expiration of the Filing Period, then the Holdback Escrow Funds shall promptly be released to Seller. Subject to the last sentence of the first paragraph of this Section 10.F, if Purchaser notifies Seller of a Claim during the Survival Period and files a lawsuit regarding such Claim prior to the expiration of the Filing Period, then upon the expiration of the Filing Period, the Holdback Escrow Funds shall be reduced to an amount equal to 125% of the reasonable value of Purchaser’s Claim(s) against Seller asserted in such lawsuit and the excess amount, if any, shall promptly be released to Seller. Notwithstanding anything set forth herein to the contrary, in no event shall any portion of the Holdback Escrow Funds be released to Seller unless and until the Relocation Agreement has expired or Seller’s obligations thereunder have been satisfied.

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Except as otherwise provided in this Agreement, Seller’s and Purchaser’s representations, warranties and covenants in this Agreement shall survive the Closing, but only for a period of two hundred seventy (270) days after Closing (“Survival Period”). No claim maybe made by Purchaser or Seller for breach of any representation or warranty unless a cause of action is instituted by Purchaser or Seller prior to the expiration of the Survival Period.

11.         Adjustments.

A.         General. Proration of rentals, revenues and other income, if any, from the Project, and other expenses, if any, affecting the Project shall be prorated as of 11:59 p.m. on the day prior to the Closing Date (“Proration Date”). It is agreed that the Closing Date shall be an income and expense date for Purchaser. The provisions of this Section 11 shall survive the Closing.

B.         Rentals. The term “rentals”, as used herein, includes fixed monthly rentals, additional rentals, escalation rentals, Operating Costs (as hereinafter defined) and other sums and charges, if any, payable by Tenants under the Leases. Purchaser shall receive all rentals accruing on and after the Closing Date and Seller shall receive all rentals accruing prior to the Closing Date. Without limiting the generality of the foregoing, it is understood that payments required to be made by the Tenants to Seller (as landlord) under the Leases for the Tenants’ respective pro rata shares of insurance, common area maintenance, utilities and other expenses of the Project and the Development (collectively, the “Operating Costs”) are estimated by Seller on an annual basis and paid in monthly installments. Prior to the Closing Date, Seller shall cause to be prepared and delivered to Purchaser a reconciliation statement (“OC Reconciliation Statement”) of (i) Seller’s estimate of actual Operating Costs for the period commencing on the first day of the current fiscal year under the Leases and ending on the Proration Date (“OC Reconciliation Period”); and (ii) Operating Costs for the OC Reconciliation Period collected by Seller as of the Proration Date. If, for the OC Reconciliation Period, Seller has collected estimated payments of Operating Costs in excess of Operating Costs estimated to have been incurred for the same period (it being acknowledged that such calculation shall be made only with respect to actually collected Operating Costs for such period, and not any such sums that may be so receivable from the Tenant), then the amount of such excess shall be credited to Purchaser at the Closing. If, however, for the OC Reconciliation Period, Seller has collected estimated payments of Operating Costs of less than Operating Costs estimated to have been incurred for the same period, then the amount of such deficiency shall be paid and delivered to Seller if, as and when collected from the Tenants after the Closing. The proposed OC Reconciliation Statement shall be subject to Purchaser’s review and reasonable approval. Seller and Purchaser agree to cooperate and use their best efforts to complete such prorations no later than eighteen (18) months after the Closing Date. Seller represents and warrants to Purchaser that all reconciliations with Tenants for 2011 Operating Costs will be completed prior to Closing. Purchaser shall perform all reconciliations with Tenants for 2012, and Seller shall provide to Purchaser all records required therefor for the period prior to Closing. Within ten (10) business days after Purchaser has prepared reconciliations with the Tenants and Seller has approved such reconciliations, Purchaser agrees to pay Seller or Seller agrees to pay Purchaser, as the case may be, any amounts which are due the other, based on the reconciliations with the Tenants.

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C.         Taxes. Real estate taxes and assessments (other than business park association assessments) for the Project and the common areas of the Development (collectively, the “Taxes”) are paid by the Tenants, pursuant to the Leases, based on Seller’s estimate of such Taxes. For those Tenants paying Taxes on an accrual basis, Seller shall provide Purchaser a credit at Closing equal to the amounts collected by Seller from such Tenants in 2011 and 2012, less the portion of the 2011 first installment of Taxes paid in May 2012 that is allocable (determined on a rentable square foot basis) to the premises of such Tenants. For those Tenants paying Taxes on an cash basis, Seller shall provide Purchaser a credit at Closing equal to the tax estimates collected by Seller from such Tenants in 2012, less the portion of the 2011 first installment of Taxes paid in March 2012 that is allocable (determined on a rentable square foot basis) to the premises of such Tenants.

D.         Delinquent Rentals. For purposes of this Agreement, any rentals shall be deemed delinquent when payment thereof is due prior to the Closing Date, but has not been made as of the Proration Date (“Delinquent Rentals”). Delinquent Rentals shall not be prorated until collected pursuant to this Section 11.D. To the extent either Seller or Purchaser collects any Delinquent Rentals after the Closing Date, such Delinquent Rentals shall be first applied to any accrued but unpaid rental obligations of Tenants at the Project for the period after the Closing Date and the balance, if any, shall be paid to Seller and credited against Tenants rental in connection with Delinquent Rentals relating to the period prior to the Closing Date (collectively, “Seller’s Rentals”); provided, however, notwithstanding any of the foregoing, to the extent any rentals due for the calendar month in which Closing occurs are received by Seller or Purchaser after the Closing Date but prior to the first (1st) day of the calendar month following the calendar month in which Closing occurs, the parties hereby agree the party who received said rentals shall prorate the same and remit to the other party, within one (1) business day thereafter, said party’s prorated portion. Seller shall have the right to pursue and take any action against any Tenant owing Delinquent Rentals relating to the period prior to the Closing Date; provided, however, Seller agrees to take no action which would cause a termination of such Tenant’s Lease or affect such Tenant’s right to quiet possession of its premises and Purchaser agrees to cooperate with Seller, at no cost to Purchaser, in Seller’s attempt to collect any of Seller’s Rentals.

E.         Tenant Deposits. Purchaser shall be credited and Seller shall be debited with an amount equal to all tenant deposits which are posted by the Tenants and not properly applied and any interest, if any, required to be paid on account thereof.

F.         Other Prorations. The assessments owed pursuant to any declaration of protective covenants recorded against the Land (including assessments of the Parkway North Owners’ Association) shall be prorated on an accrual basis. Such additional adjustments as are normally made in connection with a purchase and sale of the type contemplated hereunder.

G.         Method of Proration. Except as expressly provided herein, all apportionments shall be made in accordance with customary practice in Lake County, Illinois. The parties agree to cause a schedule of tentative adjustments to be prepared prior to the Closing Date. Such adjustments, if and to the extent known and agreed upon as of the Closing Date, shall be paid by Purchaser to Seller (if the prorations result in a net credit to the Seller) or by Seller to Purchaser (if the prorations result in a net credit to Purchaser), by increasing or reducing the amount to be paid by Purchaser at Closing. Purchaser and Seller agree the intent of this

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provision is to allocate the income and expenses attributable to the Project in a fair, just and equitable manner, and the parties agree in the event of special circumstances not specifically covered herein, such equitable principles shall guide the parties in reaching a fair resolution. Other than with respect to the Lundbeck Allowance, if at any time following the Closing Date, the amount of an item prorated hereunder shall prove to be incorrect (whether as a result in an error in calculation or a lack of complete and accurate information as of the Closing), the party in whose favor the error was made shall pay to the other party the sum necessary to correct such error within fifteen (15) days after receipt of proof of such error.

H.         Lundbeck Allowance. As more fully set forth in the Lundbeck Lease, Lundbeck is entitled to receive a tenant improvement allowance in the amount of Three Million Four Hundred Ninety-Two Thousand Six Hundred Dollars ($3,492,600) (the “Lundbeck Allowance”), which may be used by Lundbeck for tenant improvements or applied to Lundbeck’s rental obligations under the Lundbeck Lease. As more fully set forth in the Lundbeck Lease Amendment, Seller shall pay Lundbeck at Closing an amount equal to that portion of the Lundbeck Allowance which remains payable to Lundbeck as of the Closing Date (the “Remaining Lundbeck Allowance”), which amount is confirmed by the Tenant Estoppel Certificate signed by Lundbeck. Seller’s payment of the Remaining Lundbeck Allowance to Lundbeck at Closing shall constitute full and final satisfaction of Seller’s obligations to Purchaser with respect to the Lundbeck Allowance.

12.         Closing Costs. Seller shall bear the cost of the basic Title Policy, the cost of the Survey, the cost to record any instruments necessary to clear Seller’s title, one-half the cost of the Escrow and all state and county transfer taxes. Purchaser shall bear the cost of any Requested Endorsements to the Title Policy, any recording fees with respect to the Deed and one-half the cost of the Escrow. The cost of any municipal transfer taxes applicable to this transaction shall be paid for the party made responsible for the payment of the same by the applicable ordinance with respect thereto. All other costs and expenses in connection with the transaction contemplated by this Agreement shall be borne by Purchaser and Seller in the manner in which such cost and expenses are customarily allocated between the parties at closings of real property similar to the Project in the Lake County, Illinois area. Except as provided in Section 3030 below, each party hereto shall pay its own attorneys’ fees incurred with respect to the preparation and negotiation of this Agreement and the closing of the transaction contemplated hereby.

13.         Damage or Destruction to Project. In the event of any damage to or destruction of the Project prior to the Closing, Seller shall promptly notify Purchaser thereof. If the cost to repair the damage (as reasonably determined by an architect or contractor retained by Seller) is Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) or less, or if Purchaser has the right to terminate this Agreement as set forth below in this Section 13 but does not exercise such right, or if any Tenant has the right to terminate the Leases and provides written notice waiving such right, then the Closing shall nevertheless occur as otherwise provided for in this Agreement, except that Purchaser shall be entitled to receive an amount equal to the deductible under Seller’s insurance policy and an assignment of Seller’s rights to all insurance proceeds paid or payable to Seller by reason of such destruction or damage under the insurance required to be maintained by Seller pursuant to this Agreement (less amounts of insurance theretofore received and applied by Seller to costs actually incurred for restoration). Seller shall not settle or release any damage or destruction claims without obtaining Purchaser’s prior written consent in each case, which

22

consent shall not be unreasonably withheld, conditioned or delayed. In addition, at Closing, Seller shall assign to Purchaser all proceeds of any rent loss insurance for the period of time commencing on the date of Closing, if any. If the amount of said casualty or rent loss insurance proceeds is not settled by the date of Closing, Seller shall execute at Closing all proofs of loss, assignments of claim, and other similar instruments in order that Purchaser receive all of Seller’s right, title, and interest in and under said insurance proceeds. In no event shall Seller have any obligation to repair such damage or destruction. If the cost to repair such damage (as determined above) exceeds Seven Hundred Fifty Thousand and No/100 Dollars ($750,000.00) or if any Tenant having the right to terminate such Tenant’s Lease and does not provide written notice waiving such right, then within ten (10) business days after receipt of Seller’s notice of such occurrence, Purchaser shall deliver written notice to Seller, electing either: (a) to proceed with this transaction and Closing in accordance with this Agreement, notwithstanding such damage or destruction; or (b) to terminate this Agreement and obtain a refund of the Earnest Money. Purchaser’s failure to deliver either of such notices to Seller within such ten (10) business day period shall constitute Purchaser’s election to terminate this Agreement and obtain a refund of the Earnest Money and any interest accrued thereon.

14.         Condemnation. If, prior to Closing, any portion of the Project shall be condemned or becomes the subject of a condemnation action, Seller shall promptly notify Purchaser thereof. Within ten (10) business days after Seller gives notice of such proceedings to Purchaser, Purchaser shall have the right, by giving written notice to Seller, to terminate this Agreement and obtain a refund of the Earnest Money, if Purchaser reasonably believes that, as a result of such proceedings: (i) access will be materially impaired, (ii) parking will be reduced below legal requirements, (iii) the cost to restore the Project to an architecturally complete and economically viable status will exceed Five Hundred Thousand and No/100 Dollars ($500,000.00), or (iv) any Tenant having the right to terminate such Tenant’s Lease does not provide written notice waiving such right. If such condemnation proceedings are commenced and Purchaser does not terminate this Agreement pursuant to the preceding sentence, then this Agreement shall remain in full force and effect, regardless of such condemnation, and if any condemnation award is received by Seller prior to Closing, the amount of such award shall be applied as a credit against the Purchase Price (or, if not theretofore received, the right to receive such award shall be assigned to Purchaser). Any condemnation awards received by Seller on or after Closing shall be promptly delivered by Seller to Purchaser.

15.         Remedies.

A.         If Seller should materially breach any of its covenants, conditions, representations or warranties contained in this Agreement or should fail to consummate the sale contemplated herein for any reason other than Purchaser’s default, Purchaser may, upon ten (10) days written notice to Seller, if such breach or failure is not cured within such ten-day period: (i) terminate this Agreement, without further liability on Purchaser’s part and receive return of the Earnest Money and recover from Seller its actual out-of-pocket costs not to exceed One Hundred Thousand and No/100 Dollars ($100,000.00), or (ii) enforce specific performance of this Agreement.

B.         If Purchaser should breach any of its covenants contained in this Agreement (and Seller shall not be in default hereunder), Seller may, upon ten (10) business days

23

written notice to Purchaser, if such breach is not cured within such ten (10) business day period, terminate this Agreement without further liability on Seller’s part and retain the Earnest Money, and any interest accrued thereon, as liquidated damages, and not as a penalty, it being understood that Seller’s actual damages in the event of such a default are difficult to ascertain and that such Earnest Money represents the parties’ best estimate of such damages. Seller shall not have any other remedy for any default by Purchaser.

16.         Brokers. The parties mutually warrant and represent to the other that neither has authorized any broker to act on its behalf in respect of the transactions contemplated hereby other than Eastdil Secured (“Eastdil”), and that neither has dealt with a broker in connection therewith other than Eastdil. Each of the parties shall indemnify and save the other harmless from any claim by any broker or other person for commissions or other compensation for bringing about the transactions contemplated hereby where such claim is based on the purported employment or authorization of such broker or other person by such party. Seller shall pay the commission due Eastdil pursuant to a separate agreement.

17.         Environmental Matters.

A.         The term “Hazardous Materials” shall mean any substance, material, waste, gas or particulate matter which is regulated by any local governmental authority, the State of Illinois, or the United States Government, including, but not limited to, any material or substance which is (i) defined as a “hazardous waste,” “hazardous material,” “hazardous substance,” “extremely hazardous waste,” or “restricted hazardous waste” under any provision of Illinois law, (ii) petroleum, (iii) asbestos, (iv) polychlorinated biphenyl, (v) radioactive material, (vi) designated as a “hazardous substance” pursuant to Section 311 of the Clean Water Act, 33 U.S.C. 1251 et seq., (33 U.S.C. 1317), (vii) defined as a “hazardous waste” pursuant to Section 1004 of the Resource Conservation and Recovery Act, 42 U.S.C. 6901 et seq. (42 U.S.C. 6903), or (viii) defined as a “hazardous substance” pursuant to Section 101 of the Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. 9601 et seq. (42 U.S.C. 9601). The term “Environmental Laws” shall mean all statutes specifically described in the foregoing grammatical sentence and all federal, state and local environmental, health and safety statutes, ordinances, codes, rules, regulations, orders and decrees regulating, relating to or imposing liability or standards concerning or in connection with Hazardous Materials.

B.         Seller represents and warrants that as of the date hereof (which representation and warranty shall be remade as of the Closing Date), no notice, demand, claim or other communication has been given to or served on Seller from any entity, governmental body or individual claiming any violation of any Environmental Law or demanding payment, contribution, indemnification, remedial action, removal action or any other action or inaction with respect to any actual or alleged environmental damage or injury to persons, property or natural resources. Subject to the Survival Period, the provisions of this Section 17 shall survive the Closing.

18.         Entire Agreement. It is understood and agreed that all understandings and agreements heretofore made between the parties hereto are merged in this Agreement, the exhibits annexed hereto and the instruments and documents referred to herein, which alone fully and completely express their agreements, and that neither party is relying upon any statement or

24

representation, not embodied in this Agreement, made by the other. Each party expressly acknowledges that, except as expressly provided in this Agreement, the other party and the agents and representatives of the other party have not made, and the other party is not liable for or bound in any manner by, any express or implied warranties, guaranties, promises, statements, inducements, representations or information pertaining to the transactions contemplated hereby. The preparation of this Agreement has been a joint effort of the parties hereto and the resulting documents shall not, solely as a matter of judicial construction, be construed more severely against one of the parties than the other.

19.         Non-Foreign Certificate. Seller shall provide Purchaser, on or before the Closing Date, with a non-foreign certificate sufficient in form and substance to relieve Purchaser of any and all withholding obligations under federal law, which certificate shall be reasonably satisfactory to Purchaser and the Title Company. In the event that Seller does not furnish Purchaser with said certificate, or if Purchaser has reason to believe that said certificate would be wholly or partially false if given and so notifies Seller, in writing, on or before the Closing Date, Purchaser shall be entitled to withhold up to ten percent (10%) of the Purchase Price in an escrow account to be held by Title Company until such time as Seller furnishes Purchaser with a qualifying statement from the Internal Revenue Service sufficient to relieve Purchaser of any and all withholding obligations under federal law, or until Purchaser is required to deliver said funds to the Internal Revenue Service, whichever first occurs.

20.         Modifications. No modification, amendment, discharge or change of this Agreement, except as otherwise provided herein, shall be valid unless the same is in writing and signed by the party against which the enforcement of such modification, amendment, discharge or change is sought.

21.         Notices. All notices, demands, requests and other communications under this Agreement shall be in writing and shall be deemed properly served (i) on the date sent, if delivered by hand; (ii) one day after the date such notice is deposited with an overnight delivery service; (iii) on the date sent, if delivered via facsimile at the number(s) set forth below, with a hard copy to follow by overnight delivery service; (iv) on the date when received with proof of receipt to the party to whose attention it is directed or when such party refuses to accept receipt if sent, postage prepaid, by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

If to Purchaser:	c/o Wells Core Office Income REIT, Inc. 6200 The Corners Parkway Suite 250 Norcross, Georgia 30092 Attention: Peter Mitchell Facsimile: (770) 243-8510

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with a copy to:	DLA Piper LLP (US) 203 North LaSalle Street, Suite 1900 Chicago, Illinois 60601 Attention: Peter Ross Facsimile: (312) 630-7332

If to Seller:	c/o The John Buck Company One North Wacker Drive Suite 2400 Chicago, Illinois 60606 Attention: Blake Johnson Facsimile: (312) 993-0028

with a copy to:	Pedersen & Houpt 161 North Clark Street, Suite 3100 Chicago, Illinois 60601 Attention: Michael P. Sullivan Facsimile: (312) 261-1241

or such other address or to such other party which any party entitled to receive notice hereunder designates to the others in writing by a notice duly given hereunder.

22.         Governing Law and Interpretation. The validity, meaning and effect of this Agreement shall be determined in accordance with the laws of the State of Illinois applicable to contracts made and to be performed in that state. The terms “hereby,” “hereof,” “hereto,” “herein,” “hereunder” and any similar terms shall refer to this Agreement, and the term “hereafter” shall mean after, and the term “heretofore” shall mean before, the date of this Agreement. Words of the masculine, feminine or neuter gender shall mean and include the correlative words of other genders, and the words importing the singular number shall mean and include the plural number and vice versa. Words importing persons shall include firms, associations, partnerships (including limited partnerships), trusts, corporations and other legal entities, including public bodies, as well as natural persons. The terms “include,” “including” and similar terms shall be construed as if followed by the phrase “without being limited to.”

23.         Survival. All representations, warranties and indemnities of Seller contained in this Agreement or in any of the documents to be delivered by Seller to Purchaser at Closing shall be deemed remade as of the date of Closing and survive the Closing, but only during the Survival Period. This Agreement shall not be canceled or merged into the Deed on the Closing. Each and every warranty and representation of Seller shall be deemed to have been relied upon by Purchaser, notwithstanding any investigation Purchaser may have made with respect thereto, or any information developed by or made available to Purchaser prior to the Closing and consummation of this transaction. Subsequent to Closing, but only to the extent that a Claim (as hereinafter defined) has been made during the Survival Period, Seller agrees to defend, indemnify and hold Purchaser free and harmless from and against any losses, damages, costs or expenses (including attorneys’ fees) resulting from (i) any inaccuracy in or breach of any representation or warranty of Seller; and (ii) any breach or default by Seller under any of Seller’s covenants or agreements under this Agreement, provided that, if Purchaser has prior actual

26

knowledge of a breach at or prior to Closing, upon consummation of the purchase and sale, Purchaser shall be deemed to have waived such breach. Seller and Purchaser hereby agree that, notwithstanding any provision of this Agreement or any provision of law to the contrary, any action which may be brought for the untruth or inaccuracy of any representation, warranty or covenant (other than as contemplated by Section 10.F (with respect to the Relocation Agreement) or Section 11 hereof) in this Agreement or for indemnification under this Agreement or any document delivered at Closing (a “Claim”) shall be forever barred unless, (a) no later than the expiration of the Survival Period, Purchaser delivers to Seller a written notice of the Claim setting forth the basis for such Claim, and (b) no later than sixty (60) days following the expiration of the Survival Period (the “Filing Period”), Purchaser files a complaint or petition against Seller alleging such Claim in an appropriate Federal district or state court.

24.         Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

25.         Captions. The captions in this Agreement are inserted for convenience of reference only and in no way define, describe or limit the scope or intent of this Agreement of any of the provisions thereof.

26.         Memorandum. Neither party shall record this Agreement nor a memorandum of this Agreement.

27.         Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns.

28.         Partial Invalidity. Seller and Purchaser intend and believe that each provision in this Agreement comports with all applicable local, state and federal laws and judicial decisions. However, if any provision or provisions in this Agreement which is or are not materially related to the liability of the parties hereto or to the conditions to Purchaser’s obligations to consummate the transaction contemplated herein is found by a court of law to be in violation of any applicable local, state or federal ordinance, statute, law, administrative or judicial decision, or public policy, and if such court should declare such portion, provision or provisions of this Agreement to be illegal, invalid, unlawful, void or unenforceable as written, then it is the intent both of Seller and Purchaser that such portion, provision or provisions shall be given force to the fullest possible extent that they are legal, valid and enforceable, that the remainder of this Agreement shall be construed as if such illegal, invalid, unlawful, void or unenforceable portion, provision or provisions were not contained therein, and that the rights, obligations and interest of Purchaser and Seller under the remainder of this Agreement shall continue in full force and effect. If any provision or provisions which is or are material as set forth above are found to be illegal, invalid, unlawful, void or unenforceable as written, this Agreement may, at the option of either party, be terminated without further obligation to either party.

29.         Time for Performance. Time is of the essence of this Agreement. Whenever under the terms of this Agreement the time for performance falls on a Saturday, Sunday or Legal Holiday such time for performance shall be on the next day that is not a Saturday, Sunday or

27

Legal Holiday. In computing any period of time pursuant to this Agreement, the day of the act or event from which the designated period of time begins to run will not be included.

30.         Professional Fees. In the event of the bringing of any action or suit by a party hereto against another party hereunder by reason of any breach of any of the covenants, agreements or provisions on the part of the other party rising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorneys’ fees, accounting and engineering fees, and any other professional fees resulting therefrom.

31.         Possession. Possession of the Project, subject to the rights of the Tenants under the Leases, shall be delivered to Purchaser on the Closing Date; provided, however, Seller shall have a period of thirty (30) days after the Closing Date to remove the Development Facilities from the Project. Seller agrees to defend, indemnify and hold Purchaser free and harmless from and against any losses, damages, costs or expenses (including attorneys’ fees) resulting from Seller’s removal of the Development Facilities from the Project. The provisions of this Section 31 shall survive the Closing.

32.         Assignment. The terms, conditions and covenants of this Agreement shall be binding upon and shall inure to the benefit of the parties and their respective nominees, successors, beneficiaries and assigns. Purchaser may assign all or any of its respective right, title and interest under this Agreement to any corporate or partnership entity affiliated with, or related to, Purchaser (“Affiliate”) without the Seller’s prior consent; provided, however, Purchaser shall promptly notify Seller in writing regarding any such assignment, but in no event shall such written notice be delivered later than five (5) business days before the Closing Date. In the event of an assignment of this Agreement by Purchaser to an Affiliate, such Affiliate shall be deemed to be the Purchaser hereunder for all purposes hereof, and shall have all rights of Purchaser hereunder, and the assignor shall be released from all liability hereunder arising after the date of such assignment.

33.         Limitation of Liability. Upon the Closing, Purchaser shall neither assume nor undertake to pay, satisfy or discharge any liabilities, obligations or commitments of Seller and shall not assume or discharge any debts, obligations, liabilities or commitments of Seller, whether accrued now or hereafter, fixed or contingent, known or unknown, other than those specifically agreed to between the parties and set forth in this Agreement.

34.         Facsimile and PDF Signatures. The parties hereto agree that the use of facsimile or pdf signatures for the negotiation and execution of this Agreement shall be legal and binding and shall have the same full force and effect as if originally signed.

35.         1031 Exchange. If Seller or Purchaser desires to structure the applicable transaction to effect a tax-deferred exchange under Section 1031 of the United States Internal Revenue Code and the regulations promulgated thereunder, as amended, then the other party shall cooperate with the structuring party in such effort provided (a) the structuring party pays all reasonable third party, out-of-pocket costs and expenses incurred by the other party in connection therewith, and (b) no other party incurs any potential liabilities as a result thereof that

28

would not otherwise have been incurred by the other party (e.g., by having to make any warranties under a deed).

36.         Waiver of Jury Trial. EACH PARTY HEREBY WAIVES TRIAL BY JURY IN ANY PROCEEDINGS BROUGHT BY THE OTHER PARTY IN CONNECTION WITH ANY MATTER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, THE PROJECT, OR THE RELATIONSHIP OF SELLER AND PURCHASER HEREUNDER. SUBJECT TO THE SURVIVAL PERIOD, THIS SECTION SHALL SURVIVE THE CLOSING (AND NOT BE MERGED THEREIN) OR ANY EARLIER TERMINATION OF THIS AGREEMENT.

37.         Cooperation with Purchaser’s Auditors and SEC Filing Requirements. Seller shall, for a period of one hundred twenty (120) days after Closing, provide to Purchaser (at Purchaser’s expense) copies of, or shall provide Purchaser access to, such factual information other than information which is proprietary, privileged or otherwise confidential (“Disclosure Information”) as may be reasonably requested by Purchaser, and in the possession or control of Seller, or its property manager or accountants, to enable Purchaser (or Wells Core Office Income REIT, Inc.) to file its Form 8-K, if, as and when such filing may be required by the Securities and Exchange Commission (“SEC”). At Purchaser’s sole cost and expense, Seller shall allow Purchaser’s auditor (Frazier & Deeter or any successor auditor selected by Purchaser) to conduct an audit of the income statements of the Project for the last complete fiscal year immediately preceding year, and shall reasonably cooperate (at no cost to Seller) with Purchaser’s auditor in the conduct of such audit. In addition, Seller agrees to provide to Purchaser’s auditor a letter of representation in the form attached hereto as Exhibit M, and, if requested by such auditor, historical financial statements for the Project, including income and balance sheet data for the Project, whether required before or after Closing. Without limiting the foregoing, (i) Purchaser or its designated independent or other auditor may audit Seller’s operating statements of the Project, at Purchaser’s expense, and Seller shall provide such Disclosure Information as Purchaser or its auditor may reasonably request in order to complete such audit, and (ii) Seller shall furnish to Purchaser such financial and other information as may be reasonably required by Purchaser to make any required filings with the SEC or other governmental authority. Notwithstanding anything contained herein to the contrary, the foregoing obligations of Seller shall be limited to providing such Disclosure Information as may be in the possession of, or reasonably obtainable by, Seller, its property manager or accountants, at no cost to Seller, and in the format that Seller (or its property manager or accountants) have maintained such Disclosure Information. Seller assumes no liability as a result of such cooperation, and Purchaser acknowledges and agrees that all Disclosure Information delivered by Seller or its property manager to Purchaser or its auditor pursuant to this Section 37 are provided as a convenience only and that any reliance on or use of such Disclosure Information shall be at the sole risk of Purchaser. Purchaser acknowledges and agrees that neither Seller, any affiliate of Seller, nor any person or entity which prepared such Disclosure Information delivered by Seller to Purchaser or its auditor pursuant to this Section 37 shall have any liability to Purchaser for any inaccuracy in or omission from any Disclosure Information, and Purchaser agrees to indemnify, protect, defend and hold Seller harmless from any liability with respect thereto.

[Signature Page Follows]

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IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PURCHASER:

Wells Core REIT – Four Parkway North, LLC, a Delaware limited liability company

By:	Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	Wells Core Office Income REIT, Inc., a Maryland corporation, its sole general partner

		By:	/s/ Randall D. Fretz
		Name:	Randall D. Fretz
		Title:	Sr. Vice President

SELLER:

JBC FUNDS PARKWAY NORTH LLC, a Delaware limited liability company

By:	The JBC Opportunity Fund III, L.P., a Delaware limited partnership, its Managing Member

	By:	Buck Investors III, L.L.C., a Delaware limited liability company, its General Partner

By: /s/ Blake R. Johnson
		Name:	Blake R. Johnson
		Its:	Authorized Signatory

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SCHEDULE OF EXHIBITS

EXHIBIT A	-	Legal Description
EXHIBIT A-1	-	Retained Property
EXHIBIT B-1	-	Personal Property
EXHIBIT B-2	-	Service Contracts
EXHIBIT B-3	-	Additional Contracts
EXHIBIT B-4	-	Third Party Contracts
EXHIBIT B-5	-	Licenses
EXHIBIT B-6	-	Additional Due Diligence Items
EXHIBIT C	-	Schedule of Leases
EXHIBIT C-1	-	Development Facilities
EXHIBIT D	-	Earnest Money Escrow Agreement
EXHIBIT E	-	Permitted Exceptions
EXHIBIT F	-	Assignment and Assumption of Leases
EXHIBIT G	-	Seller’s Certificate Reaffirming Representations and Warranties
EXHIBIT H	-	Seller’s Certificate
EXHIBIT I	-	Change in Ownership Letter
EXHIBIT J	-	Bill of Sale
EXHIBIT K	-	Assignment of Intangible Property
EXHIBIT L	-	Form of Tenant Estoppel Certificate
EXHIBIT M	-	Form of Audit Letter
EXHIBIT N	-	A&R Easement Agreement
EXHIBIT O	-	Relocation Agreement
EXHIBIT P	-	Parking Agreement
EXHIBIT Q	-	CF Lease Amendment
EXHIBIT R	-	Lundbeck Lease Amendment
EXHIBIT S	-	Master Lease
EXHIBIT T	-	Sublease
EXHIBIT U	-	Association Estoppel Certificate
EXHIBIT V	-	Amgen Lease Amendment
EXHIBIT W	-	Randstad Lease Amendment
EXHIBIT X	-	Holdback Escrow Agreement

Schedule of Exhibits-1

EXHIBIT A

LEGAL DESCRIPTION OF THE LAND

PARCEL 3B: LOT 2 IN PARKWAY NORTH CENTER RESUBDIVISION NO. 3 BEING A RESUBDIVISION OF LOTS 1 AND 2 IN PARKWAY NORTH RESUBDIVISION NUMBER 1 IN THE NORTHWEST l/4 OF SECTION 31, TOWNSHIP 43 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED SEPTEMBER 16, 1998 AS DOCUMENT 4206359, IN LAKE COUNTY, ILLINOIS.

PARCEL 4B: EASEMENT FOR INGRESS AND EGRESS AND UTILITIES (INCLUDING STORM SEWER DETENTION PONDS) FOR THE BENEFIT OF PARCELS 2, 3A, 3B AND 4 OVER THE “COMMON AREA” AS CREATED BY THE AMENDED AND RESTATED DECLARATION OF PROTECTIVE COVENANTS AND EASEMENTS FOR PARKWAY NORTH CENTER DATED JUNE 11, 1996 AND RECORDED JUNE 14, 1996 AS DOCUMENT 3838221, AND THE FIRST AMENDMENT THERETO DATED JULY 21, 2008 AND RECORDED JULY 23, 2008 AS DOCUMENT NUMBER 6373389 IN LAKE COUNTY, ILLINOIS, AND THE SECOND AMENDMENT THERETO DATED OCTOBER 12, 2010 AND RECORDED OCTOBER 14, 2010 AS DOCUMENT NUMBER 6657191 IN LAKE COUNTY, ILLINOIS, AND THE THIRD AMENDMENT THERETO DATED DECEMBER 29, 2010 AND RECORDED JANUARY 5, 2011 AS DOCUMENT NUMBER 6690680 IN LAKE COUNTY, ILLINOIS, WHICH “COMMON AREA” CONSTITUTES OUTLOT “A” IN TEN PARKWAY NORTH RESUBDIVISION, ACCORDING TO THE PLAT THEREOF RECORDED JANUARY 11, 1999 AS DOCUMENT 4272642, IN LAKE COUNTY, ILLINOIS.

A-1

EXHIBIT A-1

LEGAL DESCRIPTION OF THE RETAINED PROPERTY

PARCEL 3A: LOT 1 IN PARKWAY NORTH CENTER RESUBDIVISION NO. 3 BEING A RESUBDIVISION OF LOTS 1 AND 2 IN PARKWAY NORTH RESUBDIVISION NUMBER 1 IN THE NORTHWEST 1/4 OF SECTION 31, TOWNSHIP 43 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED SEPTEMBER 16, 1998 AS DOCUMENT 4206359, IN LAKE COUNTY, ILLINOIS.

PARCEL 4: LOTS 1, 2, AND 3 IN PARKWAY NORTH CENTER RESUBDIVISION NO. 2 BEING A RESUBDIVISION OF PART OF THE NORTHWEST 1/4 OF SECTION 31, TOWNSHIP 43 NORTH, RANGE 12 EAST OF THE THIRD PRINCIPAL MERIDIAN, TOGETHER WITH LOT 4, OUTLOT B AND PART OF OUTLOT A OF PARKWAY NORTH CENTER, ACCORDING TO THE PLAT THEREOF RECORDED MARCH 23, 1998 AS DOCUMENT 4105647, IN LAKE COUNTY, ILLINOIS.

PARCEL 4A: EASEMENTS FOR SANITARY SEWER FOR THE BENEFIT OF PARCEL 3A OVER PORTIONS OF LOTS 1 AND 2 IN PARKWAY NORTH CENTER, BEING A SUBDIVISION OF PART OF THE NORTH 1/2 OF SECTION 31, TOWNSHIP 43 NORTH, RANGE 12, EAST OF THE THIRD PRINCIPAL MERIDIAN, ACCORDING TO THE PLAT THEREOF RECORDED NOVEMBER 17, 1987 AS DOCUMENT 2632409, IN LAKE COUNTY, ILLINOIS, AS CREATED BY THE AMENDED AND RESTATED DECLARATION OF PROTECTIVE COVENANTS AND EASEMENTS FOR PARKWAY NORTH CENTER DATED JUNE 11, 1996 AND RECORDED JUNE 14, 1996 AS DOCUMENT 3838221, AND THE FIRST AMENDMENT THERETO DATED JULY 21, 2008 AND RECORDED JULY 23, 2008 AS DOCUMENT NUMBER 6373389 IN LAKE COUNTY, ILLINOIS, AND THE SECOND AMENDMENT THERETO DATED OCTOBER 12, 2010 AND RECORDED OCTOBER 14, 2010 AS DOCUMENT NUMBER 6657191 IN LAKE COUNTY, ILLINOIS, AND THE THIRD AMENDMENT THERETO DATED DECEMBER 29, 2010 AND RECORDED JANUARY 5, 2011 AS DOCUMENT NUMBER 6690680 IN LAKE COUNTY, ILLINOIS, WHICH “COMMON AREA” CONSTITUTES OUTLOT “A” IN TEN PARKWAY NORTH RESUBDIVISION, ACCORDING TO THE PLAT THEREOF RECORDED JANUARY 11, 1999 AS DOCUMENT 4272642, IN LAKE COUNTY, ILLINOIS.

PARCEL 4B: EASEMENT FOR INGRESS AND EGRESS AND UTILITIES (INCLUDING STORM SEWER DETENTION PONDS) FOR THE BENEFIT OF PARCELS 2, 3A AND 4 OVER THE “COMMON AREA” AS CREATED BY THE AMENDED AND RESTATED DECLARATION OF PROTECTIVE COVENANTS AND EASEMENTS FOR PARKWAY NORTH CENTER DATED JUNE 11, 1996 AND RECORDED JUNE 14, 1996 AS DOCUMENT 3838221, AND THE FIRST AMENDMENT THERETO DATED JULY 21, 2008 AND RECORDED JULY 23, 2008 AS DOCUMENT NUMBER 6373389 IN LAKE COUNTY, ILLINOIS, AND THE SECOND AMENDMENT THERETO DATED OCTOBER 12, 2010 AND RECORDED OCTOBER 14, 2010 AS DOCUMENT NUMBER 6657191 IN LAKE

A-1-1

COUNTY, ILLINOIS, AND THE THIRD AMENDMENT THERETO DATED DECEMBER 29, 2010 AND RECORDED JANUARY 5, 2011 AS DOCUMENT NUMBER 6690680 IN LAKE COUNTY, ILLINOIS, WHICH “COMMON AREA” CONSTITUTES OUTLOT “A” IN TEN PARKWAY NORTH RESUBDIVISION, ACCORDING TO THE PLAT THEREOF RECORDED JANUARY 11, 1999 AS DOCUMENT 4272642, IN LAKE COUNTY, ILLINOIS.

A-1-2

EXHIBIT B-1

PERSONAL PROPERTY

PARKWAY NORTH CENTER CONTENTS INVENTORY FORM

4PN - BUILDING

AREA	ITEM/DESCRIPTION	QUANTITY
Lobby (West and East)	Benches (west)	2
	Planters (4 black in west lobby, 2 stainless in east lobby)	6
	Directory (west)	1
	Guard Desk (west)	1

Guard Station	Phone (Cisco 7962)	1
	Laptop Computer (Compaq)	1
	Lock Box (misc. keys and remote control for tv)	1

Seating Area	Upholstered Chairs	4
	Wood Coffee Table	1
	Rug	1
	Flat Screen TV (Visio)	1
	Stainless Steel Garbage Can	1
	Planters (3 tall black, 3 short round black; 1 tall black in 1st floor S. Storage)	7
	Wall Art	4
	Stainless tables (2 in seating area, 1 in garage storage)	4
	Black/red wicker chairs (6 in seating area, 3 in garage storage)	9

Engineer Office	CPU - Surveillix Camera System (Toshiba cabinet)	1
	Monitor - for Surveillix Camera System (Dell Triniton)	1
	UPS Battery Back-up - Surveillix Camera System (APC 350)	1
	Duplex Multiplexer - Surveillix Camera System	1

B-1-1

AREA	ITEM/DESCRIPTION	QUANTITY
	General Purpose Tool Set: Number of Pieces 38, Drive Size (In.) 3/8, Number of Sockets/Accs. 13, Number of Wrenches 7, Number of Pliers 2, Number of Screwdrivers 4, Number of Striking Tools 1, Number of Miscellaneous Tools 10, 3/8 In. Drive Sockets/Accs. Included 9 Sockets Sizes 7/16 to 7/8”, Accessories-7 3/4” Long Ratchet, 3 and 6” Extension Bars, Universal Joint, Wrenches Included Combination Wrenches Sizes 3/8 to 3/4 In, 8” Adjustable Wrench with NiKlear Finish	1

Netpop	UPS Battery Back-up	1
	Printer Shelf (keeps UPS up off of ground)	1

Storage (1st Floor South)	Lamp cart w/ small ladder	1
	Ladder	1
	Silver Dolly	1
	Box Fan	1

Storage (Garage)	Plastic Grey Shelves/Cabinets	2
	Metal Shelves (5 shelf)	1
	Metal Cabinet (2 door)	3
	Elevator Pad Sets	4
	Platform Cart	1
	Vacuum	1
	Window Blinds (specific to 4PN)	5
	Transformer	1
	Misc. Building Supply (conduit, light inventory, window glass, plumbing, HVAC, etc.)	Various

Storage (Roof Penthouse)	Supply fan motor 40HP RPM 1780, 480V, 3PH, 60HZ	1
	Condenser fan motor 1HP, RPM 1140, 480V, 3PH, 60HZ	3
	Exh. fan motor 2HP, RPM 1725, 480V, 3PH, 60HZ	1
	Gantry	1

Exterior	Bike Rack (garage & dock)	2
	Ash Trays	2
	Stone Garbage Containers	2
	Exterior Benches (2 outside west lobby, 2 outside east lobby)	4

B-1-2

AREA	ITEM/DESCRIPTION	QUANTITY
Miscellaneous	Wet Floor Signs (Stainless)	2
	Gondolas	2
	Out of Order Sign (stainless steel)	1
	Hand Sanitizing Station	1
	Mats (Lobbies, Dock, NE entrance)	11
	Fire Extinguishers (Stairwells, Storage/Equip. rooms)	24
	Janitorial Cart (1 N elec. closet)	2
	Cameras	13
	Cafeteria Seating Area Furniture	50% of existing furniture

B-1-3

EXHIBIT B-2

LIST OF SERVICE CONTRACTS

Vendor	Service	Type
360 Facility	Work Order System	Shared Service Contract
Able Engineering	Operating Engineers	Shared Service Contract
ABM	Janitorial	Shared Service Contract
ADT	Fire Alarm Monitoring	Shared Service Contract
American Backflow	Backflow Testing	Shared Service Contract
Anderson Pest	Exterminating	Four PNC Contract
Clarence Davids	Exterior Landscaping	Hybrid Service Contract
Comcast	Cable TV	Four PNC Contract
Constellation New Energy	Electricity Procurement	Shared Service Contract
Dynamic Door	Revolving Door Maintenance	Four PNC Contract
Electronic Tenant Handbook	Tenant Handbook	Shared Service Contract
Equivoice	Phone System	Shared Service Contract
FSG	Parking Lot Light Pole Maintenance	Four PNC Contract
Holiday Cheer	Holiday Decorations	Shared Service Contract
IMG	Riser Maintenance	Shared Service Contract
Infrared Inspections	Infrared Inspections	Four PNC Contract
Johnson Controls	Fire Alarm Testing & Inspection	Shared Service Contract
McNelly Services	Snow Removal	Hybrid Service Contract
McNelly Services	Parking Lot Sweeping	Four PNC Contract
Millard Maintenance	Metal Maintenance	Shared Service Contract
Millard Maintenance	Window Washing	Shared Service Contract
Mimosa	Interior Landscaping	Shared Service Contract
Patten	Generator Maintenance	Four PNC Contract
Proline Door	Overhead Door Maintenance	Four PNC Contract
Realogic	Lease Abstracting	Shared Service Contract
Rotating Equipment	Vibration Analysis	Four PNC Contract
Schindler	Elevator Maintenance	Shared Service Contract
Siemens	BAS System	Shared Service Contract
SMI	Security Services	Shared Service Contract
Stuart Dean	Stone Maintenance	Shared Service Contract
Tri-Dim	Air Filters	Four PNC Contract
Unisource	Paper Products & Trash Liners	Four PNC Contract
Waste Management	Trash & Recycling	Shared Service Contract

B-2-1

EXHIBIT B-3

ADDITIONAL CONTRACTS

Vendor	Service	Comment
American Anchor	Roof Anchor Repair	Work completed; payment pending
Anderson Lock	Stairwell Door Replacement	Work completed; payment pending
ATC	Water Damage - Lundbeck water line	Work completed; payment pending
Door Systems	Garage Door Safety Edge	Work completed; payment processed
Lionheart	Generator Repair	Work completed; payment pending
LR Hein	Water Damage - Lundbeck water line	Work completed; payment pending
Madison Coating	CF Industries Painting	Work completed; Payment processed
Old Towne	Restroom Tile Project	Work completed; payment pending

B-3-1

EXHIBIT B-4

THIRD PARTY CONTRACTS

Vendor	Service	Comment
County of Lake	Traffic Light Agreement	Association Contract
FSG	Parkway Boulevard Lighting	Association Contract
Knox Swan & Dog	Geese Control	Association Contract
PACE	Shuttle Bug Service	Association Contract
Patten	Transfer Switch Service - Life Station	Association Contract
Torvac	Lift Station Cleaning	Association Contract

McGuire	Engineering Services	Lundbeck Contract
Nicholas & Associates	TI Construction	Lundbeck Contract

B-4-1

EXHIBIT B-5

LICENSES

1.         Certificates of Inspection for elevators

2.         Certificate of Occupancy for Building

B-5-1

EXHIBIT B-6

ADDITIONAL DUE DILIGENCE ITEMS

Items
51.0	Rent Roll		March 2012 Rent Roll
52.0	Tenant Documentation
	52.1	Lease w/Amendments	See Exhibit C
	52.2	Guaranties w/Documentation	N/A
	52.3	Letters of Credit

Ovation / Lundbeck LOC documents including - LOC dated 2002 / 2003, LOC dated 7/28/08, Assignment dated 12/10/08, LOC dated 3/13/09, Amendment dated 4/22/09, Notice of Non-Extension dated 5/31/11, and Rescission of Non-Extension dated 6/10/11

	52.4	Estoppel(s)	N/A
	52.5	SNDA(s)	N/A
	52.6	Lease Abstract	Amgen, Randstad, CF & Lundbeck
	52.7	Tenant Correspondence	Wells PM reviewd on-site Tenant Files
	52.8	Other	Lundbeck TI and LCs, Early term penalty calc
53.0	Operating Budgets
	53.1	Current Year Budget w/ Variance	2/12 Comparative Income Statement
	53.2	Next Year Budget	2012 Annual Budget Proforma
54.0	Operating Statements
	54.1	Year-to-date	2/12 Balance Sheet, 2/12 Income Statement
	54.2	Trailing 12	A2-4PN Income Statement 2011
	54.3	2011	A2-4PN Income Statement 2011
	54.4	2010	A2-4PN Income Statement 2010
	54.5	2009	A2-4PN Income Statement 2009
	54.6	2008	A2-4PN Income Statement 2008
55.0	Tenant, tax and operating expense billing statements		1/12 - 4/12 Tenant Statements
	55.1	Trailing 12	55.0 4PN Billing Statements 2011
	55.2	2011	55.0 4PN Billing Statements 2011
	55.3	2010	55.0 4PN Billing Statements 2010
56.0	General Ledger for the past 24 months		24 Month G/L Ending 2/29/12
57.0	Year-to-date Aged Accounts Receivable report		3/12 Aged Delinquency Report
58.0	Statement of Security Deposit(s)		No security deposits
59.0	Property Tax Info
	59.1	Recent Property Tax Bill	2008 - 2010 Real Estate Invoices and Common Area Allocation

B-6-1

	59.2	Statement of Assessed Value	2011 Statement of Assessed Value
60.0	Tenant Financials (and, if applicable Guarantors)
	60.1	Recent Quarter	NA
	60.2	2011	12/31/11 Unaudited Financials - Lundbeck
	60.3	2010	NA
61.0	Tenant’s Insurance
	61.1	Certificate	COIs for Amgen, CF Industries, Ranstad, and Lundbeck
	61.2	Policies
62.0	Service Contracts		Exhibit B-2
63.0	Equipment Leases		Pitney Bowes Stamp Machine, Ricoh Copier Lease
	63.1	Computer Services
	63.2	Printers
	63.3	Software
	63.4	Janitorial	Exhibit B-2
64.0	Owner’s Title Insurance w/all documentation
65.0	Architect’s Verified Sq Ft / Certified		4 PNC BOMA 1996 Base, BOMA 1996 Tenant Lease Information, BOMA 1996 Floor Plans, BOMA 2010 Measurement, BOMA 2010 Certification
66.0	ALTA/ACSM Survey (5 copies)		12.0070 ALTA 05-17-12
67.0	Zoning Documents
	67.1	Zoning Certificate
	67.2	Zoning Ordinances
68.0	Property Owners’ Association
	68.1	Articles of Inc.

Amended & Restated Declaration of Protective Covenants & Easements, 1st Amendment to A&R, 2nd Amendment to A&R, 3rd Amendment to A&R, 1996 Assignment of Developer’s Rights, 2000 Assignment of Developer’s Rights, 2008 Assignment of Developer’s Rights, 2008 Assignment of Developer’s Rights (JBC)

	68.2	Bylaws w/Amendments
	68.3	Contact Information
	68.4	Budget & Financials	2012 Association Budget
71.0	Declaration of Covenants, Conditions & Restrictions		Part of 68
72.0	Easement Documentation		Original Dated 1989, waiting on update
73.0	Personal Property Inventory		Exhibit B-1
74.0	Commission Agreements
75.0	Existing Third Party Reports		BOMA, PCA, Phase I
76.0	Existing Management Agreement		Property Management Agreement dated 7/14/08

B-6-2

77.0	Property Loss History-Insurac NA		Property has not incurred a loss in the past 5 yrs
120.0	Plans
	120.1	As Built - Core/Shell w/MEPs	Hard copies provided on-site
	120.2	As Built - TIs w/MEPs	Hard copies provided on-site
	120.3	As Built - Site	Hard copies provided on-site
121.0	O&M Manuals
	121.1	HVAC Equipment	Hill Mechanical HVAC Operation Manual
	121.2	HVAC Controls
	121.3	Fire Protection Systems
	121.4	Elevator	Dover Elevator Owner’s Guide and Manual
	121.5	Other(s)	4PNC Plumbing Systems Operation Manual, Electrical Service System Testing
122.0	Warranties
	122.1	Core/Shell
	122.2	HVAC Equipment
	122.3	Roofing	Carlisle Warranty dated 8/13/10, Verisco Warranty dated 4/2/99
	122.4	Fire/Safety
	122.5	Parking Lot
	122.6	Contractor Warranty/Guarantees
	122.7	Other(s)	Interface Flooring Systems
123.0	Compliance
	123.1	Building Permits	4PNC Building Permits for Tenant Buildouts
	123.2	Special Use Permits
	123.3	Certificate of Occupancy - Building	Certificate of Occupancy dated 7/23/99
	123.4	Certificate of Occupancy - Tenant Space	Certificate of Occupancy for Tenants
140.0	Check copies & deposits slips for rents rec’d in prior year (70%)
141.0	Calculation for prior & current year YTD straight-line rental revenues as appropriate		N/A
142.0	Calculation of CAM & property tax reimbursements for prior year & current YTD as appropriate		2011 T&OE Reconciliation, 2012 T&OE Reimbursement Budget
143.0	Support for any other revenue sources, as necessary
144.0	Invoices & check copies for all operating expenses to achieve 70% coverage

B-6-3

145.0	Cash disbursements register from 1st day of current year through end of audit fieldworkwith invoices for any individual disbursements >1/4 scope	PBC 18 - 4PN - Distribution List 2012_01 thru 2012_04
146.0	Support for any other reportable operating expenses as necessary	PBC 14 - 4PN - Insurance Invoices 2011, PBC 12 - 4PN - Payroll Expense Invoice
147.0	3-14 Audit Questionaire (Form Attached)	Property Questionnaire
148.0	Internal Control Questionaire (Form Attached)
149.0	Representation Letter - (Form Attached)

	Additional Items Requested	Astellas Parking Lease Clause
2012 4PNC Capital Budget
2008 - 2011 4PNC Capital Expenditures
Lundbeck TI Reimbursement Detail per the 7th Amendment
4PNC 2009 Occupancy
4PNC 2010 Occupancy
4PNC 2011 Occupancy
ATC Final Report - 04.30.12 (Related to Lundbeck 2nd Floor)

B-6-4

EXHIBIT C

SCHEDULE OF LEASES

Tenant:	CF Industries Holdings, Inc.

Guarantor:	None

Suites:	100, 400 and 500

Storage Space:	A portion of the lower level

Rentable Square Feet:	85,684

Storage Space

Square Feet:	529

Annual Net Rent:	$1,563,733.00

Annual Net Rent psf:	$18.25

Annual Storage Rent:	$8,199.48

Annual Storage Rent psf:	$15.50

Escalations:	On each March 1, increases of $0.50 per square foot per year

Expiration:	February 28, 2017

Options:	Tenant has (1) 2 options to extend the term of the lease for 5 years each and (2) a right of first offer for any space in the Building.

Expenses:	49.68% of Operating Costs and Taxes

Terms regarding Second Expansion Space, pursuant to Third Amendment to Lease:

Suite:	115

Rentable Square Feet:	2,556

Annual Gross Rent:	$72,846.00

Annual Gross Rent psf:	$28.50

Expiration:	December 31, 2012

Option:	Tenant has the option to extend the term on a month-to-month basis.

Tenant:	Lundbeck Inc. f/k/a Ovation Pharmaceuticals, Inc.

Guarantor:	None

Suite:	200, 300 and 350

Rentable Square Feet:	69,852

Annual Net Rent:	$1,274,799.00

Annual Net Rent psf:	$18.25

Escalations:	On each June 1, increases of $0.50 per square foot per year

Expiration:	February 28, 2022

Options:

Tenant has: (1) 2 options to extend the term of the lease for 5 years each; (2) an option to expand into Suites 101, 110 and 155 in Four Parkway North in the Development; (3) a right of first offer and a right of first refusal for any rentable space in the Building and (4) the one-time option to terminate the lease effective February 28, 2018.

Expenses:	41.53% of the Operating Expenses and Taxes

Tenant:	Amgen U.S.A., Inc.

Guarantor:	N/A

Suite:	101

Rentable Square Feet:	6,747

Annual Net Rent:	$131,566.50

Net Rent psf:	$19.50

Escalations:	On each September 1, increases of $0.50 per square foot per year

Expiration:	August 31, 2015

Options:

Tenant has option to extend the existing lease term by three years. To exercise its option, Tenant must deliver an initial non-binding notice to Landlord not less than 12 months prior to the expiration of the existing lease term. At some point between 10 and 12 months prior to the expiration of the Termination, Landlord shall inform Tenant of the base rent for the Premises during the extension term. Tenant shall give Landlord final binding notice of intent to exercise its option not less than nine months prior to the expiration of the existing lease term. Tenant has a right of first offer to additional space on the first floor contiguous to the space it leases (or if Tenant was relocated, then space on the relocation floor only if no other tenants have rights to such space), which right of first offer expires on August 31, 2013. Tenant has a one-time option to terminate its lease effective August 31, 2013, by delivering notice to Landlord not later than August 31, 2012.

Expenses:	3.942% of Operating Expenses and Taxes

Tenant:	Randstad Professionals US LP

Guarantor:	N/A

Suites:	110

Rentable Square Feet:	6,685

Annual Net Rent:	$122,001.25

Net Rent psf:	$18.25

Escalations:	On each September 1, increases of $0.50 per square foot per year

Expiration:	August 31, 2015

Options:	N/A

Expenses:	3.906% of Operating Expenses and Taxes

EXHIBIT C-1

DEVELOPMENT FACILITIES

Item / Description	Quantity
Engineers Office	3
3 shelf file cabinet (wooden)	1
Printer shelf (black)	1
Rolling Cabinet (houses BAS System components)	1
Desks	6
Corner Desk	1
Metal 2-Door File Cabinet (misc. tool storage)	1
2 drawer file cabinet	1
3 drawer file cabinet (narrow)	1
Folding Table (lunch table)	1
Executive Chairs (rolling)	12
Guest Chairs	1
Bulletin Board	2
White Board	1
Refrigerator	1
Microwave	1
Water Cooler	1
Phone	3
Blizzard Fan (used to cool camera system computer, if necessary)	1
CPU - Access System (Dell Vostro)	1
CPU 1 - Keying system & Day Supervisor Use (HP)	1
Monitor - shared between Access System CPU and CPU 1 (Dell)	1
UPS Battery Back-up - Access System CPU (APC XS 1300)	1
CPU 2 - Engineering Use (HP Compaq)	1
Monitor - for CPU 2 (HP L1910)	1
Printer - for CPU 1 and CPU 2 (Brother)	1
CPU - BAS System (Dell Optiplex)	1
Monitor - BAS System CPU (Ativia)	1
UPS Battery Back-up - BAS CPU (APC)	1
Modem - BAS System RENO Notification (Motorola)	1
Modem - 5PN BAS Dial out (US Robotics)	1
Modem - 5PN BAS Dial In (Reno)	1
Modem - BAS BLN Trunk Interface (Apogee)	2
Verbatim Box - BAS System	1
Printer (dot-matrix) - BAS - Okidata Microline	1
Mediator - monitor 3PN switch gear	1
Laptop - temperature check (HP)	1

C-1-1

Laptop - temperature check (IBM - thick)	1
Laptop - temperature check (IBM - thin - back-up (no software installed on it))	1
Tool Boxes	4
First Aid Kit	1
Lock Out Tag Out	1
Respiratory Protection System	1
Miscellaneous Office Supplies (calendars, staplers, calculators, hole punches, file organizers, etc.)	Various
Miscellaneous Tools (levels, bolt cutters, etc.)	Various

Storage Room
Leaf Blower	1
Shop Vac	1
Pallet Jack	1
Furniture Dolly	1
Battery Charger (for golf carts)	1
Jack (for pick-up truck and golf carts)	1
Furniture Dolly	2
Welder (Hobart)	1
Snow Plow & Salter for Pick-up Truck	1
Lift	1
Podium	1
Pipe and Drape	1
Golf Cart	1

Miscellaneous
Exterior Lamp Pole (garage)	1
Gantry (switchgear room)	1

C-1-2

EXHIBIT D

EARNEST MONEY ESCROW AGREEMENT

TO:	Near North National Title LLC

222 North LaSalle Street

Chicago, Illinois 60601

Attention:  Laura Bendikas

RE:	Escrow Trust No.

DATE:	May , 2012

I.           PARTIES.

A.	Seller:	JBC Funds Parkway North LLC
c/o The John Buck Company
One North Wacker Drive
Suite 2400
Chicago, Illinois 60606
Attention: Steven Schiltz

B.	Purchaser:	Wells Core REIT - Four Parkway North, LLC
c/o Wells Core Office Income REIT, Inc.
6200 The Corners Parkway
Suite 250
Norcross, Georgia 30092
Attention: Peter Mitchell

C.	Escrow Holder:	Near North National Title LLC
222 North LaSalle Street
Chicago, Illinois 60601
Attention: Laura Bendikas

II.          PRELIMINARY STATEMENTS.

  A.         Concurrently with the execution and delivery of this Earnest Money Escrow Purchase Agreement, Seller and Purchaser have executed and delivered a certain Purchase and Sale Agreement (“Purchase Agreement”). Under the terms of the Agreement, Seller has agreed to sell to Purchaser that certain parcel of land and improvements thereon located in Deerfield, Illinois.

  B.         Pursuant to Section 2.A of the Purchase Agreement, Purchaser is required to deposit with the Escrow Holder the sum of Eight Hundred Twenty Thousand Dollars ($820,000) (“Earnest Money”), to be held by Escrow Holder pursuant to the terms and provisions of this Earnest Money Escrow Agreement.

C.         Pursuant to Sections 9, 13, 14, 15 and 28 of the Purchase Agreement, Purchaser has the right to terminate the Purchase Agreement and to have the Earnest Money and interest earned thereon returned to Purchaser.

III.         DEPOSIT OF EARNEST MONEY; INVESTMENT DIRECTIONS.

A.         Concurrently herewith, Purchaser has deposited the Earnest Money with the Escrow Holder in accordance with the Purchase Agreement.

B.         Escrow Holder is hereby authorized and directed to invest the Earnest Money or any portion thereof in accordance with the written direction of Purchaser (or Purchaser’s Counsel). Unless otherwise provided pursuant to the provisions of Section IV hereof, such investment shall be for the benefit of Purchaser. The Federal Taxpayer Identification Number of the Purchaser is                     .

IV.         INSTRUCTIONS.

A.         The Escrow Holder is instructed to hold and invest the Earnest Money, together with all interest earned thereon, until the Escrow Holder is in receipt of (i) a joint written direction from Seller (or Seller’s Counsel) and Purchaser (or Purchaser’s Counsel) or (ii) an order, judgment or decree addressed to Escrow Holder which shall have been entered or issued by any court and which shall determine the disposition of the Earnest Money and all interest earned thereon.

B.         Any party delivering a notice required or permitted hereunder shall simultaneously deliver copies of such notice to all parties listed in Section I of this Earnest Money Escrow Agreement. All notices required herein shall be either personally delivered, sent by certified or registered mail, postage prepaid, return receipt requested, or sent by overnight courier and shall, in all instances, be deemed to have been received upon delivery thereof.

C.         Except as otherwise expressly set forth in this Earnest Money Escrow Agreement, Escrow Holder shall disregard any and all notices or warnings given by any of the parties hereto.

D.         In case Escrow Holder obeys or complies with any order, judgment or decree of any court with respect to the Earnest Money, Escrow Holder shall not be liable to any of the parties hereto or any other person, firm or corporation by reason of such compliance, notwithstanding any such order, judgment or decree be entered without jurisdiction or be subsequently reversed, modified, annulled, set aside or vacated. In case of any suit or proceeding regarding this Earnest Money Escrow Agreement to which Escrow Holder is or may be at any time a party, Seller and Purchaser shall each be liable for one-half of all such costs, fees and expenses incurred or sustained by Escrow Holder and shall forthwith pay the same to Escrow Holder upon demand; provided, however, that in the event Escrow Holder is made a party to any suit or proceeding between Seller and Purchaser, the prevailing party in such suit or proceeding shall have no liability for the payment of Escrow Holder’s costs, fees and expenses.

E.         Escrow Holder is not to be held responsible for any loss of principal or interest which may be incurred as a result of making the investments or redeeming said investment for the purposes of this Earnest Money Escrow Agreement.

F.         In no case shall the above mentioned deposits be surrendered except (i) in the manner specifically described in this Earnest Money Escrow Agreement; (ii) on an order signed by the Seller (or Seller’s Counsel) and Purchaser (or Purchaser’s Counsel); or (iii) in obedience to the process of order of a court as aforesaid.

G.         All fees of Escrow Holder shall be charged one-half to Seller and one-half to Purchaser, except that Purchaser shall pay any and all investment fees.

H.         Except as to deposits of funds for which Escrow Holder has received express written direction from Purchaser (or Purchaser’s Counsel) concerning investment or other handling, the parties hereto agree that the Escrow Holder shall be under no duty to invest or reinvest any deposits at any time held by it hereunder; and, further, that Escrow Holder may commingle such deposits with other deposits or with its own funds in the manner provided for the administration of funds under Section 2-8 of the Illinois Corporate Fiduciary Act 205 ILCS 620/2-8 and may use any part or all such funds for its own benefit without obligation to any party for interest or earnings derived thereby, if any, provided, however, nothing herein shall diminish Escrow Holder’s obligation to apply the fully amount of the deposits in accordance with the terms of this Earnest Money Escrow Agreement.

I.         Any order, judgment or decree requiring the Escrow Holder to disburse the Earnest Money shall not be binding upon Purchaser or Seller as to the ultimate disposition of the Earnest Money unless and until a final, non-appealable order, judgment or decree is entered by a court having jurisdiction thereof.

J.         This Earnest Money Escrow Agreement and all provisions hereof shall be binding upon and shall inure to the benefit of the parties hereto and their respective legal representatives, successors and permitted assigns.

[Signature Page Follows]

FOR SELLER:

PEDERSEN & HOUPT

By:
Attorney for Seller

FOR PURCHASER:

DLA PIPER LLP (US)

By:
Attorney for Purchaser

ESCROW HOLDER:

Accepted this day of , 2012.

NEAR NORTH NATIONAL TITLE LLC

By:
Name:
Title:

EXHIBIT E

PERMITTED EXCEPTIONS

1. GENERAL REAL ESTATE TAXES FOR THE SECOND INSTALLMENT OF YEAR 2011 AND YEAR 2012. TAX NUMBER: 16-31-101-041-0000.

2. THE LAND LIES WITHIN THE BOUNDARIES OF THE LAKE COUNTY SPECIAL SERVICE AREA NO. 5 AS DISCLOSED BY INSTRUMENT RECORDED JULY 18, 1988 AS DOCUMENT 2701481 AND RE-RECORDED JULY 21, 1988 AS DOCUMENT 2702723, AND MAY BE SUBJECT TO ADDITIONAL TAXES THEREBY.

3. TERMS, COVENANTS, CONDITIONS, RESTRICTIONS AND EASEMENTS CONTAINED IN THE AMENDED AND RESTATED DECLARATION OF PROTECTIVE COVENANTS AND EASEMENTS FOR PARKWAY NORTH CENTER DATED AS OF JUNE 12, 1996 AND RECORDED JUNE 14, 1996

AS DOCUMENT 3838221, INCLUDING THOSE PROVISIONS RELATING TO PRIVATE CHARGES AND ASSESSMENTS AND LIENS FOR SAME.

ASSIGNMENT OF RIGHTS OF DEVELOPER DATED JUNE 14, 1996 AND RECORDED JUNE 14, 1996 AS DOCUMENT 3838225.

FIRST AMENDMENT TO AMENDED AND RESTATED DECLARATION OF PROTECTIVE COVENANTS AND EASEMENTS FOR PARKWAY NORTH CENTER DATED JULY 21, 2008 AND RECORDED JULY 23, 2008 AS DOCUMENT 6373389.

ASSIGNMENT OF RIGHTS OF DECLARANT UNDER DECLARATION OF PROTECTIVE COVENANTS DATED AUGUST 17, 2000 AND RECORDED AUGUST 18, 2000 AS DOCUMENT 4569361 FROM CARRAMERICA REALTY CORPORATION TO CARR OFFICE PARK, LLC.

FIRST AMENDMENT TO ASSIGNMENT OF RIGHTS OF DECLARANT UNDER DECLARATION OF PROTECTIVE COVENANTS DATED JULY 21, 2008 AND RECORDED JULY 23, 2008 AS DOCUMENT 6373390.

ASSIGNMENT OF RIGHTS OF DEVELOPER UNDER DECLARATION OF PROTECTIVE COVENANTS FROM CARR OFFICE PARK, LLC, A DELAWARE LIMITED LIABILITY COMPANY, TO JBC FUNDS PARKWAY NORTH LLC DATED JULY 21, 2008 AND RECORDED JULY 29, 2008 AS DOCUMENT 6375544.

SECOND AMENDMENT TO AMENDED AND RESTATED DECLARATION OF PROTECTIVE COVENANTS AND EASEMENTS FOR PARKWAY NORTH CENTER DATED OCTOBER 12, 2010 AND RECORDED OCTOBER 14, 2010 AS DOCUMENT NUMBER 6657191 MADE BY JBC FUNDS PARKWAY NORTH LLC.

THIRD AMENDMENT TO AMENDED AND RESTATED DECLARATION OF PROTECTIVE COVENANTS AND EASEMENTS FOR PARKWAY NORTH CENTER DATED DECEMBER 29, 2010 AND RECORDED JANUARY 5, 2011 AS DOCUMENT 6690680 MADE BY JBC FUNDS PARKWAY NORTH LLC ON BEHALF OF THE PARKWAY NORTH CENTER OWNERS’ ASSOCIATION.

(Affects the Property and other land.)

4. BUILDING SETBACK LINES AS SHOWN ON PARKWAY NORTH CENTER RESUBDIVISION NO. 3 RECORDED SEPTEMBER 16, 1998 AS DOCUMENT 4206359, AS SHOWN ON PLAT OF SAID SUBDIVISION:

35 NORTH OF THE SOUTH LOT LINE OF LOTS 1 AND 2; AND 300 FEET EASTERLY OF THE CENTERLINE OF SAUNDERS ROAD OF LOT 2.

5. MEMORANDUM OF WATER AGREEMENTS DATED NOVEMBER 1, 1987 AND RECORDED DECEMBER 10, 1987 AS DOCUMENT 2639635 BY HOMART DEVELOPMENT CO., AND OTHERS, WITH THE VILLAGES OF DEERFIELD AND RIVERWOODS AND THE TERMS AND CONDITIONS THEREIN CONTAINED.

(Affects the Property and other land.)

6. AGREEMENT MADE BY AND BETWEEN THE VILLAGE OF DEERFIELD AND LASALLE PARTNERS ASSET MANAGEMENT DATED SEPTEMBER 8, 1992 AND RECORDED OCTOBER 28, 1992 AS DOCUMENT 3233668, AND ORDINANCE BY THE VILLAGE OF DEERFIELD, RECORDED AS DOCUMENT 3233667, AMENDING ARTICLE 21 OF CHAPTER 22 OF THE DEERFIELD MUNICIPAL CODE, BOTH REGARDING TRAFFIC CONTROL, AND THE TERMS, PROVISIONS AND CONDITIONS CONTAINED THEREIN.

(Affects the Property and other land.)

7. COVENANTS, CONDITIONS AND RESTRICTIONS CONTAINED IN THE DECLARATION OF COVENANTS AND RESTRICTIONS, MADE BY AMERICAN NATIONAL BANK AND TRUST COMPANY OF CHICAGO, AS TRUSTEE UNDER TRUST NOS. 60644 AND 62258, AND RICHARD FRIGO, DATED FEBRUARY 4, 1985 AND RECORDED FEBRUARY 11, 1985 AS DOCUMENT 2337672, AND AMENDMENT THERETO DATED OCTOBER 6, 1992 AND RECORDED MAY 4, 1993 AS DOCUMENT 3325015, AND AS AMENDED BY THE INSTRUMENT DATED SEPTEMBER 7, 1993 AND RECORDED SEPTEMBER 23, 1993 AS DOCUMENT 3403030, INCLUDING 100 FOOT PARKING SETBACK CREATED BY AFORESAID DECLARATION.

ASSIGNED BY JBC FUNDS PARKWAY NORTH LLC TO PARKWAY NORTH CENTER OWNER’S ASSOCIATION BY ASSIGNMENT DATED OCTOBER 12, 2010 AND RECORDED OCTOBER 14, 2010 AS DOCUMENT 6657192.

(Affects the Property and other land.)

8. ORDINANCE BY THE VILLAGE OF DEERFIELD, RECORDED OCTOBER 30, 1986 AS DOCUMENT 2499685, AUTHORIZING AN AMENDMENT TO SPECIAL USE INDUSTRIAL PLANNED UNIT DEVELOPMENT, AND AS FURTHER AMENDED BY THE INSTRUMENTS RECORDED SEPTEMBER 28, 1989 AS DOCUMENT 2835384, DECEMBER 6, 1990 AS DOCUMENT 2970989, AND JULY 13, 1994 AS DOCUMENT 3566995.

(Affects the Property and other land.)

9. TERMS, PROVISIONS AND CONDITIONS IN THE ANNEXATION AGREEMENT DATED FEBRUARY 4, 1985 AND AS AMENDED BY THE FIRST AMENDMENT TO SAID ANNEXATION AGREEMENT DATED OCTOBER 5, 1987 AND RECORDED NOVEMBER 17, 1987 AS DOCUMENT 2632406, BY THE SECOND AMENDMENT TO SAID ANNEXATION AGREEMENT DATED DECEMBER 3, 1990 AND RECORDED DECEMBER 6, 1990 AS DOCUMENT 2970986, THE THIRD AMENDMENT TO THE ANNEXATION AGREEMENT DATED OCTOBER 5, 1992 AND RECORDED DECEMBER 16, 1992 AS DOCUMENT 3258534 AND BY THE FOURTH AMENDMENT TO THE ANNEXATION AGREEMENT DATED SEPTEMBER 7, 1993.

(Affects the Property and other land.)

10. TERMS AND PROVISIONS OF ORDINANCES OF THE VILLAGE OF DEERFIELD, ONE DATED MAY 20, 1997 AND RECORDED JULY 9, 1997 AS DOCUMENT 3990669 (ORDINANCE #O-97-18), AND ONE DATED SEPTEMBER 23, 1998 AND RECORDED FEBRUARY 10, 1999 AS DOCUMENT 4297723 (ORDINANCE NO. #O-98-41) AND ONE DATED JANUARY 31, 2012 AND RECORDED FEBRUARY 10, 2012 AS DOCUMENT 6818498 (ORDINANCE #O-11-17) AMENDING THE SPECIAL USE INDUSTRIAL PLANNED UNIT DEVELOPMENT (SIGNAGE PLAN).

(Affects the Property and other land.)

11. RIGHTS OF PARTIES IN POSSESSION, AS TENANTS ONLY, UNDER UNRECORDED LEASES CONTAINING NO OPTIONS TO PURCHASE OR RIGHTS OF FIRST REFUSAL EXECUTED PRIOR TO THE DATE HEREOF AS FOLLOWS:

LUNDBECK INC.

AMGEN U.S.A., INC.

RANDSTAD PROFESSIONALS US LP

CF INDUSTRIES HOLDINGS, INC.

12. AMENDED AND RESTATED EASEMENT AGREEMENT FOR ACCESS, PARKING AND USE OF CAFETERIA AND COURTYARD FACILITIES BY AND BETWEEN JBC FUNDS PARKWAY NORTH LLC AND WELLS CORE REIT—FOUR PARKWAY NORTH, LLC RECORDED AS OF THE DATE HEREOF.

(Affects the Property and other land.)

13. EASEMENT IN FAVOR OF COMMONWEALTH EDISON, AND ITS/THEIR RESPECTIVE SUCCESSORS AND ASSIGNS, TO INSTALL, OPERATE AND MAINTAIN ALL EQUIPMENT NECESSARY FOR THE PURPOSE OF SERVING THE LAND AND OTHER PROPERTY, TOGETHER WITH THE RIGHT OF ACCESS TO SAID EQUIPMENT, AND THE PROVISIONS RELATING THERETO CONTAINED IN THE GRANT RECORDED/FILED AS DOCUMENT NO. 2433681, AFFECTING THE SOUTH PROPERTY LINE OF THE LAND AS SHOWN ON PLAT OF SURVEY NUMBER 4505.53 PREPARED BY COMPASS SURVEYING LTD DATED JUNE 27, 2008 AND LAST REVISED JULY 23, 2008.

14. ENCROACHMENT OF THE PAVED PARKING AND CURBING ON THE LAND IN VARYING AMOUNTS ALONG THE SOUTH PROPERTY LINE ONTO THE EASEMENT SHOWN HEREIN AT EXCEPTION 39, ONTO THE NORTH PROPERTY LINE, ONTO THE NORTHEAST PROPERTY LINE, AND BY THE CANOPY OVER THE BUILDING SET BACK, ALL AS SHOWN ON PLAT OF SURVEY NUMBER 12.0070 PREPARED BY COMPASS SURVEYING LTD DATED APRIL 15, 2012.

15. TERMS, CONDITIONS, PROVISIONS AND LIMITATIONS CONTAINED IN THE ASSIGNMENT AND ASSUMPTION AGREEMENT RE: TRAFFIC CONTROL AGREEMENT, RIVERWOODS DECLARATION AND ANNEXATION AGREEMENT BETWEEN JBC FUNDS PARKWAY NORTH, LLC AND PARKWAY NORTH CENTER OWNERS’ ASSOCIATION DATED OCTOBER 12, 2010 AND RECORDED OCTOBER 14, 2010 AS DOCUMENT NUMBER 6657192.

(Affects the Property and other land.)

17. TENANT RELOCATION AGREEMENT BETWEEN WELLS CORE REIT - FOUR PARKWAY NORTH, LLC AND JBC FUNDS PARKWAY NORTH LLC RECORDED AS OF THE DATE HEREOF.

18. MASTER PARKING LICENSE AGREEMENT BETWEEN JBC FUNDS PARKWAY NORTH LLC AND WELLS CORE REIT—FOUR PARKWAY NORTH, LLC FOR THE USE OF 8 PARKING SPACES.

EXHIBIT F

ASSIGNMENT AND ASSUMPTION OF LEASES

JBC Funds Parkway North LLC, a Delaware limited liability company (“Assignor”), in consideration of the sum of TEN AND NO/100 ($10.00) DOLLARS in hand paid and other good and valuable consideration, the receipt of which is hereby acknowledged, hereby assigns, transfers, sets over and conveys to Wells Core REIT - Four Parkway North, LLC, a Delaware limited liability company (“Assignee”), all of Assignor’s right, title and interest in and to the Leases set forth on Exhibit A attached hereto and made a part hereof (collectively, “Leases”), pertaining to the real property and improvements thereon commonly known as 4 Parkway North, Deerfield, Illinois.

Assignor represents and warrants to Assignee that:

(a)         Assignor is the sole owner of all of the Landlord’s right, title and interest in and to the Leases;

(b)         No part of the rents reserved in the Leases have been previously assigned and no part of such rents, for any period subsequent to the date hereof, has been collected in advance of the due date thereof; and

(c)         Assignee hereby accepts this Assignment and agrees to be bound by all of the terms and provisions of the Leases, and from and after the date hereof, assumes any and all liabilities, arising from and after the date hereof, and agrees to perform, pay and discharge in full when due all of Assignor’s liabilities and obligations associated with, or related to the performance by Assignor of any of the terms, covenants and conditions imposed upon Assignor under the Leases arising from and after the date hereof.

This Assignment shall be binding upon and inure to benefit of Assignor, Assignee and their respective successors and assigns.

[Signature Page Follows]

IN WITNESS WHEREOF, Assignor and Assignee have executed this Assignment and Assumption of Leases this             day of                     , 2012, which Assignment is effective this date.

ASSIGNOR:

JBC FUNDS PARKWAY NORTH LLC, a Delaware limited liability company

By:	The JBC Opportunity Fund III, L.P., a Delaware limited partnership, its Managing Member

	By:	Buck Investors III, L.L.C., a Delaware limited liability company, its General Partner

By:
Name:
Its:

ASSIGNEE:

Wells Core REIT – Four Parkway North, LLC, a Delaware limited liability company

By:	Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	Wells Core Office Income REIT, Inc.,a Maryland corporation, its sole general partner

By:
Name:
Its:

EXHIBIT A

TO

ASSIGNMENT AND ASSUMPTION OF LEASES

LEASE

EXHIBIT G

REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES

THIS REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES (“Reaffirmation”) is made as of this             day of May, 2012 by JBC Funds Parkway North LLC, a Delaware limited liability company (hereinafter referred to as “Seller”).

W I T N E S S E T H:

WHEREAS, that certain Purchase Agreement dated as of May             , 2012 (“Contract”) was entered into between Seller and Wells Core REIT - Four Parkway North, LLC, a Delaware limited liability company, as purchaser (“Purchaser”), pertaining to the purchase and sale of the property commonly known as “Four Parkway North “ legally described on Exhibit A attached hereto and made a part hereof (“Property”); and

WHEREAS, as a condition to the closing of the transaction contemplated under the Contract, Seller is required to execute and deliver this Reaffirmation.

NOW, THEREFORE, for Ten and No/100 Dollars ($10.00) in hand paid, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Seller hereby certifies to Purchaser that all of the representations and warranties made by Seller pursuant to the Contract are true and correct as of the date hereof and are reaffirmed and remade as of the date hereof to Purchaser by Seller, except as shown on Exhibit B attached hereto and made a part hereof; provided, however, all such Seller representations and warranties are subject to the survival provisions set forth in Section 23 of the Agreement. This Affirmation has been delivered by Seller to Purchaser pursuant to the terms of the Contract and nothing herein contained is intended to modify the terms of the Contract.

IN WITNESS WHEREOF, Seller has executed and delivered this Reaffirmation as of the day and year first above written.

JBC FUNDS PARKWAY NORTH LLC, a Delaware limited liability company

By:	The JBC Opportunity Fund III, L.P., a Delaware limited partnership, its Managing Member

	By:	Buck Investors III, L.L.C., a Delaware limited liability company, its General Partner

By:
Name:
		Its:	Authorized Signatory

EXHIBIT A

TO

REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES

LEGAL DESCRIPTION

EXHIBIT B

TO

REAFFIRMATION OF REPRESENTATIONS AND WARRANTIES

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES

EXHIBIT H

SELLER’S CERTIFICATE

The undersigned hereby certifies to Wells Core REIT - Four Parkway North, LLC, a Delaware limited liability company (“                        ”) as follows:

1.         An original or a true and correct copy of the Leases assigned to Wells Core REIT—Four Parkway North, LLC, a Delaware limited liability company pursuant to that certain Assignment and Assumption of Leases of even date herewith from the undersigned in favor of                          have been delivered to                          as of the date hereof.

Dated as of:                         , 2012

JBC FUNDS PARKWAY NORTH LLC, a Delaware limited liability company

By:	The JBC Opportunity Fund III, L.P., a Delaware limited partnership, its Managing Member

	By:	Buck Investors III, L.L.C., a Delaware limited liability company, its General Partner

By:
Name:
		Its:	Authorized Signatory

H-1

EXHIBIT I

CHANGE IN OWNERSHIP LETTER

                                         , 2012

Re:	Notice of Change of Ownership

Dear                                     :

You are hereby notified as follows:

1.         As of the date hereof, JBC Funds Parkway North LLC, a Delaware limited liability company, has transferred, sold, assigned, and conveyed all of its interest in and to the property commonly known as Four Parkway North (the “Property”), to Wells Core REIT—Four Parkway North, LLC, a Delaware limited liability company (“New Owner”).

2.         New Owner is, as of the date hereof, responsible for your tenant’s security deposit, if any, with respect to your leased premises at the Property.

3.         Future rental payment with respect to your leased premises at the Property should be made to the New Owner at                                                                           .

4.         Notices to New Owner should be sent to                                              , Attention:                                     .

Yours truly,

JBC FUNDS PARKWAY NORTH LLC, a Delaware limited liability company

By:	The JBC Opportunity Fund III, L.P., a Delaware limited partnership, its Managing Member

	By:	Buck Investors III, L.L.C., a Delaware limited liability company, its General Partner

By:
Name:
		Its:	Authorized Signatory

I-1

EXHIBIT J

BILL OF SALE

JBC FUNDS PARKWAY NORTH LLC, an Delaware limited liability company (“Seller”), in consideration of TEN AND NO/100 ($10.00) DOLLARS, receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over to Wells Core REIT—Four Parkway North, LLC, a Delaware limited liability company (“Purchaser”), the following described personal property, to-wit:

All equipment, apparatus, machinery, cranes, appliances, surveys, soil and substrata studies, architectural renderings, plans and specifications, engineering plans and studies, floor plans and other plans or studies of any kind, and other fixtures and personal and tangible property, if any, owned by Seller and used or usable in connection with the operation and ownership of the Building or the Land, including those items identified on Exhibit A attached hereto and made a part hereof (collectively, “Personal Property”).

This Bill of Sale is given pursuant to that certain Purchase Agreement, dated as of                         , 2012 (the “Purchase Agreement”), between Seller and Purchaser, providing for the sale of, among other things, the Personal Property. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Purchase Agreement.

Seller hereby represents and warrants to Purchaser that (a) Seller is the absolute owner of the Personal Property, (b) the Personal Property is free and clear of all liens, charges and encumbrances, and (c) Seller has full right, power and authority to sell the Personal Property and to make this Bill of Sale. ALL WARRANTIES OF QUALITY, FITNESS AND MERCHANTABILITY ARE HEREBY EXCLUDED.

IN WITNESS WHEREOF, Seller has caused this Bill of Sale to be signed and sealed in its name by its officers thereunto duly authorized this             day of                         , 2012.

JBC FUNDS PARKWAY NORTH LLC, a Delaware limited liability company

By:	The JBC Opportunity Fund III, L.P., a Delaware limited partnership, its Managing Member

	By:	Buck Investors III, L.L.C., a Delaware limited liability company, its General Partner

By:
Name:
		Its:	Authorized Signatory

STATE OF ILLINOIS	)
)
COUNTY OF COOK	)

I,                             , a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                         , an Authorized Signatory for Buck Investors III, L.L.C., a Delaware limited liability company, the general partner of The JBC Opportunity Fund III, L.P., a Delaware limited partnership, the managing member of JBC Funds Parkway North LLC, a Delaware limited liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed and delivered the said instrument in his capacity, as his free and voluntary act and the free and voluntary act of such company, for the uses and purposes therein set forth.

Given under my hand and official seal, this                     day of                             , 2012.

Notary Public

My Commission Expires:

EXHIBIT A

TO

BILL OF SALE

PERSONAL PROPERTY

EXHIBIT K

ASSIGNMENT OF INTANGIBLE PROPERTY

JBC FUNDS PARKWAY NORTH LLC, an Delaware limited liability company (“Seller”), in consideration of TEN AND NO/100 ($10.00) DOLLARS, receipt of which is hereby acknowledged, does hereby sell, assign, transfer and set over to Wells Core REIT - Four Parkway North, LLC, a Delaware limited liability company (“Purchaser”), the following described personal property, to-wit:

All intangible property now or hereafter owned, controlled or held by Seller as of the date hereof, solely in connection with the Real Property and the Personal Property, including, but not limited to: (i) all guaranties and warranties, if any, including guaranties and warranties pertaining to the Building (collectively, “Warranties”); (ii) all rights to obtain utility service in connection with the Building and the Land; and (iii) assignable licenses and other governmental permits and permissions relating to the Land, the Building, and the operation thereof (collectively, “Permits”) (collectively, the “Intangible Property”).

Purchaser hereby accepts the foregoing assignment and agrees to assume and discharge, in accordance with the terms thereof, all of the obligations of Seller with respect to the Intangible Property, to the extent the same arise on or after the date hereof. Seller agrees to discharge, in accordance with the terms thereof all of the obligations of Seller with respect to the Intangible Property, to the extent the same arise before the date hereof, subject to the reimbursement obligations of the Tenants pursuant to the Leases.

This Assignment of Intangible Property is given pursuant to that certain Purchase Agreement, dated as of May     , 2012 (the “Purchase Agreement”), between Seller and Purchaser, providing for the sale of, among other things, the Intangible Property. Capitalized terms not otherwise defined herein shall have the same meaning ascribed to such terms in the Purchase Agreement. Such Intangible Property is conveyed “as is” without warranty or representation.

IN WITNESS WHEREOF, Seller and Purchaser have caused this Assignment of Intangible Property to be signed and sealed in its name by its officers thereunto duly authorized this              day of                         , 2012.

JBC FUNDS PARKWAY NORTH LLC, a Delaware limited liability company

By:	The JBC Opportunity Fund III, L.P., a Delaware limited partnership, its Managing Member

	By:	Buck Investors III, L.L.C., a Delaware limited liability company, its General Partner

By:
Name:
		Its:	Authorized Signatory

Wells Core REIT – Four Parkway North, LLC, a Delaware limited liability company

By:	Wells Core Office Income Operating Partnership, L.P., a Delaware limited partnership, its sole member

	By:	Wells Core Office Income REIT, Inc., a Maryland corporation, its sole general partner

By:
Name:
Title:

K-2

STATE OF ILLINOIS	)
)
COUNTY OF COOK	)

I,                                          , a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                                     , an Authorized Signatory for Buck Investors III, L.L.C., a Delaware limited liability company, the general partner of The JBC Opportunity Fund III, L.P., a Delaware limited partnership, the managing member of JBC Funds Parkway North LLC, a Delaware limited liability company, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he/she signed, sealed and delivered the said instrument in his/her capacity, as his/her free and voluntary act and the free and voluntary act of such company, for the uses and purposes therein set forth.

Given under my hand and official seal, this                  day of                         , 2012.

Notary Public

My Commission Expires:

K-3

EXHIBIT L

FORM OF TENANT ESTOPPEL CERTIFICATE

TENANT ESTOPPEL CERTIFICATE

TO:

Wells Core REIT - Four Parkway North, LLC, a Delaware limited liability company, its affiliates, and any lenders of its affiliates, including but not limited to Regions Bank, as administrative agent (the “Agent”) under that certain Amended and Restated Credit Agreement dated June 29, 2011, among Wells Core Office Income Operating Partnership, L.P., the Lenders party thereto from time to time (the “Lenders”), and Regions Bank, as administrative agent for the benefit of Lenders

RE:	[Tenant Name]

Four Parkway North, Deerfield, Illinois

  The following capitalized terms shall be defined as follows for use in this Estoppel Certificate:

Lease:	1. [Lease]
2. [List of Amendments]

Tenant:	[____________________________]
Landlord:	JBC Funds Parkway North LLC, a Delaware limited liability company
Premises:	[____________________________]
Square Footage of Premises:	[___________] rentable square feet of office space
Security Deposit:	[_____________]
Lease Commencement Date:	[_____________]
Term:	[_____________]
Expiration Date:	[_____________]
Monthly Base Rent:	[_____________]

  Monthly Operating Charges (effective May 1, 2012):

(a) Operating Costs:	[_____________]

L-1

(b) Real Estate Taxes:	[_____________]

Base Year:	[_____________]

Option to Renew:	[_____________]

Option to Purchase:	[_____________]

Option to Expand:	[_____________]

Right of First Refusal:	[_____________]

Right of First Opportunity:	[_____________]

Option to Terminate:	[_____________]

Tenant hereby certifies to Landlord, Wells Core REIT – Four Parkway North LLC (“Buyer”), the Agent and the Lenders, the following information with respect to the Lease, and Tenant agrees that Landlord, Buyer, the Agent and the Lenders may rely upon the same:

1.         To Tenant’s knowledge, the defined terms set forth above are accurate.

2.         The Lease is in full force and effect and has not been modified or amended, except as set forth above in the definition of Lease.

3.         To Tenant’s knowledge, Tenant asserts no claim of default or offset or defense against the payment of rent or other charges payable by Tenant and asserts no claim against Landlord under the Lease in regard to the Premises occupied by Tenant.

4.         There is no Event of Default or Landlord Default under the Lease and, to Tenant’s knowledge, no event has occurred that, with the passage of time or the giving of notice, or both, would constitute an Event of Default or Landlord Default under the Lease.

5.         All Monthly Base Rent has been paid through             , 2012. All Monthly Operating Charges have been paid through             , 2012. No rent under the Lease has been paid more than one month in advance of its due date except for any security deposits referenced herein.

6.         Tenant is not owed any free rent, partial rent, rebates, rent abatements or rent concessions of any kind which remains unpaid as of the date hereof, other than the following:             .

7.         Landlord is not holding any security deposit, and there is no security deposit required under the Lease.

8.        Tenant has accepted possession of the Premises and there are no unfinished tenant improvements required to be completed by Landlord as of the date hereof or any outstanding and

unpaid tenant improvement allowances owing to Tenant as of the date hereof, other than the following:                                                                                                                                                                      .

9.           Tenant has not entered into any sublease, assignment or any other agreement transferring any of its interest in the Lease or the Premises leased by Tenant under the Lease.

10.         Except as set forth above in the definition section, Tenant possesses no option to renew this Lease, option to purchase a portion or all of the Premises, option to expand the Premises, right of first refusal to lease other space or option to terminate the Lease.

11.         To the Tenant’s knowledge, there are no actions, whether voluntary or otherwise, pending against Tenant under the bankruptcy, insolvency or fraudulent conveyance laws of the United States or any state thereof.

12.         Tenant recognizes and acknowledges it is executing this Estoppel Certificate with the intent that Landlord, Buyer, the Agent, and the Lenders may rely hereon.

13.         The undersigned individual is duly authorized to execute this Estoppel Certificate on behalf of Tenant.

Dated: , 2012	[ ] By: Name: Its.

EXHIBIT M

FORM OF AUDIT LETTER

[Auditor]

Dear Sirs:

We are writing at your request to confirm our understanding that your audit of the Statement of Revenue and Certain Expenses for the year ended                         , 20__, was made for the purpose of expressing an opinion as to whether the statement of operating income presents fairly, in all material respects, the results of operations of Four Parkway North, Deerfield, Illinois in conformity with generally accepted accounting principles.

Certain representations in this letter are described as being limited to matters that are material. Items are considered material if they involve an omission or misstatement of accounting information that, in light of surrounding circumstances, makes it probable that the judgment of a reasonable person relying on the information would be changed or influenced by the omission or misstatement. An omission or misstatement that is monetarily small in amount could be considered material as a result of qualitative factors.

The following representations are made exclusively to the auditor of the Project. In connection with your December 31, 20     audit we confirm, to the best of our knowledge and belief, with respect to our daily operations and without independent inquiry or investigation, the following representations made during your audit:

1.         We have made available to you all financial records and related data concerning this Project, which are in our possession.

2.         We are not aware of any:

a.	Irregularities involving any member of management or employees that could have a materially adverse effect on the statement of operating income.
b.	Notices of violations of laws or regulations, the effects of which should be considered for disclosure in the financial statements or as a basis for recording a loss contingency.
c.	Material events that have occurred subsequent to , 20 that would require material adjustment to the statement of operating income.

3.         There are no material transactions that have not been properly recorded in the accounting records underlying the financial statements.

M-1

[Appropriate signature line]

M-2

EXHIBIT N

A&R EASEMENT AGREEMENT

N-1

EXHIBIT O

RELOCATION AGREEMENT

O-1

EXHIBIT P

PARKING AGREEMENT

P-1

EXHIBIT Q

CF LEASE AMENDMENT

Q-1

EXHIBIT R

LUNDBECK LEASE AMENDMENT

R-1

EXHIBIT S

MASTER LEASE

S-1

EXHIBIT T

SUBLEASE

T-1

EXHIBIT U

ASSOCIATION ESTOPPEL

ESTOPPEL CERTIFICATE

AMENDED AND RESTATED DECLARATION OF PROTECTIVE COVENANTS AND

EASEMENTS FOR PARKWAY NORTH CENTER

Date:                                   , 2012

TO:	Wells Core REIT - Four Parkway North, LLC, a Delaware limited liability company

RE:

Amended and Restated Declaration of Protective Covenants and Easements for Parkway North Center dated June 12, 1996, recorded June 14, 1996 as Document Number 3838221, as assigned by (i) Assignment of Rights of Developer Under Declaration of Protective Covenants dated June 14, 1996, recorded June 14, 1996 as Document Number 3838225, as amended by (ii) First Amendment to Amended and Restated Declaration of Protective Covenants and Easements for Parkway North Center dated July 21, 2008, recorded July 23, 2008 as Document Number 6373389, as assigned by (iii) Assignment of Rights of Declarant Under Declaration of Protective Covenants dated August 17, 2000, recorded August 18, 2000 as Document Number 4569361, as further assigned by (iv) First Amendment to Assignment of Rights of Declarant Under Declaration of Protective Covenants dated July 21, 2008, recorded July 23, 2008 as Document Number 6373390, as further assigned by (v) Assignment of Rights of Developer Under Declaration of Protective Covenants dated July 21, 2008, recorded July 29, 2008 as Document Number 6375544, as amended by (vi) Second Amendment to Amended and Restated Declaration of Protective Covenants and Easements for Parkway North Center dated October 12, 2010, recorded October 14, 2010 as Document Number 6657191, and as further amended by (vii) Third Amendment to Amended and Restated Declaration of Protective Covenants and Easements for Parkway North Center dated December 29, 2010, recorded January 5, 2011 as Document Number 6690680 (collectively, the “Declaration”). Capitalized terms used and not defined herein shall have the meanings ascribed to them in the Declaration.

The undersigned, Parkway North Owners’ Association, an Illinois not-for-profit corporation (the “Certifying Party”), hereby certifies, as of the date hereof, to Wells Core REIT - Four Parkway North, LLC, a Delaware limited liability company and its successors or assigns, if any (“Purchaser”), with respect to the acquisition of the property commonly known as Four Parkway North, Deerfield, Illinois (the “Property”), as follows:

1.         that the Declaration is unmodified and in force and effect;

2.         that there is no currently-existing default under the Declaration by the Property owner in the payment of any sum of money owing to the Certifying Party, and, to the Certifying Party’s actual knowledge, there is no currently-existing default by the Property owner under the Declaration, and, to the Certifying Party’s actual knowledge, no other event has occurred which with the giving of notice by the Certifying Party or the passage of time, or both, would become a default under the Declaration;

3.         that, except for the amounts set forth in 4 and 5 below, there are no sums which the Certifying Party is entitled to receive or demand from the Property owner under the Declaration;

4.         that the amount assessed for 2012 is $44,697.00, as set forth in Exhibit A attached hereto;

5.         that, except for approximately $3,729.00 that has not yet been billed to the owner of the Property for the installation of new park signs, which approximate amount will be invoiced to the owner of the Property and processed after completion of outstanding punch list items, the Certifying Party has not performed or caused to be performed, and is not currently performing or causing to be performed, any maintenance or other work or service not in the normal course of operation, the cost of which the Certifying Party is or will be entitled to charge in whole or in part to the Property owner which has not yet been charged to such Property owner; and

6.         that there are no set-offs, defenses or counterclaims currently being asserted or otherwise known by the Certifying Party against enforcement of any obligations under the Declaration which are to be performed by the Certifying Party.

The Certifying Party acknowledges and agrees that the statements set forth herein shall be binding, and may be relied upon by and shall inure to the benefit of Purchaser.

[Signature page follows]

IN WITNESS WHEREOF, Parkway North Owners’ Association, an Illinois not-for-profit corporation, has executed this Estoppel on the date set forth above.

PARKWAY NORTH OWNERS’

ASSOCIATION, an Illinois not-for-profit corporation

By:

Name:

Its:

STATE OF ILLINOIS	)
	)	SS:
COUNTY OF COOK	)

I,                                                  , a notary public in and for said County, in the State aforesaid, DO HEREBY CERTIFY that                             , the                             of Parkway North Owners’ Association, an Illinois not-for-profit corporation, personally known to me to be the same person whose name is subscribed to the foregoing instrument, appeared before me this day in person and acknowledged that he signed, sealed and delivered the said instrument in his capacity, as his free and voluntary act and the free and voluntary act of such company, for the uses and purposes therein set forth.

Given under my hand and official seal, this                 day of                             , 2012.

Notary Public

My Commission Expires:

EXHIBIT A

2012 FOUR PARKWAY NORTH COMMON AREA EXPENSES

	4PN
Income	$44,697
INCOME TOTAL	$44,697
Item	4PN	Frequency	Paid Through
Light Pole Maintenance - Blvd - TAB	$140	QTR	4/30/12
Concrete repairs - Common	$666	July	To Be Completed
Blvd Light Electricity - TAB	$890	MO	4/24/12
Lift Station Electricity - TAB	$0	MO	N/A
Landscaping Maintenance - Common	$8,255	Apr thru Nov (8)	4/30/12
Landscaping - Flwrs - Common	$128	May	5/31/12
Landscaping - Flwrs - Common	$280	June	To Be Completed
Landscaping - Flwrs - Common	$355	Nov	To Be Completed
Landscaping - Flwrs - Common	$328	Dec	To Be Completed
Irrigation repairs - Common Area	$746	Apr thru Nov (8)	4/30/12
Pond Fountain Aerator Repairs	$402	Apr thru Nov (8)	4/30/12
1-94 Fence Clean-up	$161	May, Oct	To Be Completed
Emerald Ash Borer	$616	Apr	4/30/12
Blvd/Common Area Tree Replacement	$1,274		Budget – As Needed
Vole Remediation	$138	Apr, May, June	4/30/12
Holiday Decor - Common - TAB	$27	Dec	To Be Completed
Boulevard Repairs - 3PN/6PN Inner Section	$1,984	June	To Be Completed
Boulevard Repairs - 9PN/10PN Inner Section	$1,374	June	To Be Completed
Hawthorn Lane Repairs	$517	June	To Be Completed
Blvd Sweeping	$65	3 x	To Be Completed
Blvd/Common Snow Removal - TAB	$1,676	Jan, Feb, Mar, Nov, Dec	3/31/12
Blvd/Common Snow Removal - Addl - TAB	$344	Mar	Contract Reconciliation
Swan and Dog Rental - No Mar- TAB	$1,431	MO - No March	5/31/12
Swan and Dog Rental - Mar - TAB	$473	March Only	3/31/12
Traffic Light Maint	$423	Mar, June, Sept, Dec	2/29/12
Walk Path Repairs	$1,033	June	To Be Completed
Lift Station R&M	$57	MO	Budget – As Needed
Lift Station Transfer Switch - Patten		Oct	N/A
Lift Station Contract - June		June	N/A
IL Station Contract - Dec		Dec	N/A
Health Club Mgmt Fee	$3,994	MO	2/29/12
Shuttle Bug	$7,607	MO	12/31/12
TMA Annual Fee	$493	MO	12/31/12
General Liability - Common	$300	MO	6/30/12
Admin Association Fee	$1,194	MO	4/30/12
R&M Association Fee	$1,010	MO	4/30/12
EXPENSE SUBTOTAL	$38,380
Taxes - Common Area	$5,970		6/30/12 (Cash Basis 2011 Pay 2012)
Tax Consulting Fee - Common Area	$344	June
EXPENSE TOTAL	$44,694

EXHIBIT V

AMGEN LEASE AMENDMENT

V-1

EXHIBIT W

RANDSTAD LEASE AMENDMENT

W-1

EXHIBIT X

HOLDBACK ESCROW AGREEMENT

X-1